Exhibit 4.25

Private & Confidential

Dated 20 November 2012

EIGHTH SUPPLEMENTAL AGREEMENT
relating to
a Loan of up to US$43,160,000
to
ANDROS MARINE INC.
DILOS MARINE INC.
IOS MARINE INC.
AEGEAN VII SHIPPING LTD
and
ANAFI SHIPPING (PTE.) LTD.

provided by
THE ROYAL BANK OF SCOTLAND PLC

NORTON ROSE

Contents

Clause		Page

1	Definitions	4

2	Agreement of Bank	5

3	Assumption of liability and obligations	5

4	Amendments to Principal Agreement	6

5	Representations and warranties	6

6	Conditions	8

7	Relevant Parties' confirmations	8

8	Expenses	9

9	Miscellaneous and notices	10

10	Charging of Operating Accounts	10

11	Applicable law	11

Schedule 1 Documents and evidence required as conditions precedent		12

Schedule 2 Form of amended and restated Loan Agreement		14

Schedule 3 Form of New Master Agreement Security Deed		15

THIS EIGHTH SUPPLEMENTAL AGREEMENT is dated 20 November 2012 and made BETWEEN:

(1)	ANDROS MARINE INC., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Andros Borrower");

(2)	DILOS MARINE INC., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Dilos Borrower");

(3)
AEGEAN VII SHIPPING LTD, a company established under the laws of the Republic of Malta having its registered office at 25/16 Vincenti Buildings, Strait Street, Valletta, VLT 1432, Republic of Malta (the "Tinos Borrower");

(4)	ANAFI SHIPPING (PTE.) LTD., a company established under the laws of Singapore having its registered office at 22 Jalan Kiland, #0601 Move Building, Singapore 159419 (the "Sifnos Borrower");

(5)
IOS MARINE INC., a corporation incorporated under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia (the "Outgoing Borrower" and, together with the Andros Borrower, the Dilos Borrower, the Sifnos Borrower and the Tinos Borrower, the "Original Borrowers");

(6)
IOS SHIPPING LTD, a company established under the laws of the Republic of Malta having its registered office at 25/16 Vincenti Buildings, Strait Street, Valletta, VLT 1432, Republic of Malta, (the "New Borrower");

(7)	THE ROYAL BANK OF SCOTLAND PLC, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting through its office at 45 Akti Miaouli, 185 36 Piraeus, Greece (the "Bank");

(8)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as manager (the "Manager"); and

(9)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as corporate guarantor (the "Corporate Guarantor").

WHEREAS:

(A)
this Agreement is supplemental to a loan agreement dated 5 July 2007 (the "Original Agreement"), as amended and/or restated and/or supplemented by a first supplemental agreement dated 12 September 2008 (the "First Supplemental Agreement"), a second supplemental agreement dated 5 February 2010 (the "Second Supplemental Agreement"), a third supplemental agreement dated 11 February 2011 (the "Third Supplemental Agreement"), a fourth supplemental agreement dated 6 April 2011 (the "Fourth Supplemental Agreement"), a supplemental letter dated 23 June 2011 (the "Supplemental Letter"), a fifth supplemental agreement dated 4 August 2011 (the "Fifth Supplemental Agreement"), a sixth supplemental agreement dated 8 August 2011 (the "Sixth Supplemental Agreement") and a seventh supplemental agreement dated 17 August 2012 (the "Seventh Supplemental Agreement" and, together with the Original Agreement, the First Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Supplemental Letter, the Fifth Supplemental Agreement, the Sixth Supplemental Agreement and the Seventh Supplemental Agreement, the "Principal Agreement") made between, inter alios, the Original Borrowers (other than the Sifnos Borrower and the Tinos Borrower) and the Bank relating to a loan facility of up to $43,160,000 to be used for the purposes stated therein (of which the principal amount outstanding on the date of this Agreement is $34,164,750); and

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(B)	this Agreement sets out the terms and conditions upon which the Bank shall, at the request of the Original Borrowers, provide its consent to:

(a)	the release of the Outgoing Borrower from its obligations under the Principal Agreement and the Master Swap Agreement;

(b)	the adhesion of the New Borrower to the Principal Agreement as joint and several Borrower with the Original Borrowers (excluding the Outgoing Borrower); and

(c)	the adhesion of the New Borrower to the Master Swap Agreement as one of "Party B" (as defined therein) jointly and severally with the Original Borrowers (excluding the Outgoing Borrower).

NOW IT IS HEREBY AGREED as follows:

  1      Definitions

    1.1      Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

    1.2      Definitions

In this Agreement, unless the context otherwise requires:

"Borrowers" means, together, the Original Borrowers (excluding the Outgoing Borrower) and the New Borrower and "Borrower" means any of them;

"Effective Date" means the date, being no later than 20 November 2012, on which the Bank notifies the Borrowers in writing that the Bank has received the documents and evidence specified in clause 6 and schedule 1 in a form and substance satisfactory to it;

"Loan Agreement" means the Principal Agreement as amended and restated by this Agreement;

"New Interest Period Letter" means the letter addressed by the Borrowers to the Bank, such letter to be substantially in the form set out in schedule 5 of the Loan Agreement;

"New los Operating Account" means an interest bearing Dollar account of the New Borrower opened or (as the context may require) to be opened by the New Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a New los Operating Account for the purposes of this Agreement;

"New Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in the form set out in schedule 3;

"Relevant Documents" means this Agreement and the New Master Agreement Security Deed; and

"Relevant Parties" means the Original Borrowers, the New Borrower, the Manager and the Corporate Guarantor or, where the context so requires or permits, means any or all of them.

    1.3      Principal Agreement and the Master Swap Agreement

1.3.1	References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as

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amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.3.2
References in the Master Swap Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Master Swap Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Master Swap Agreement, shall be construed accordingly.

1.4     Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5     Construction of certain terms

Clause 1.4 of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2     Agreement of Bank

The Bank, relying upon the representations and warranties made by each of the Relevant Parties in clause 5, agrees with the Original Borrowers and the New Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 20 November 2012 of the conditions contained in clause 5 and schedule 6, the Bank agrees to the amendment of the Principal Agreement on the terms set out in recital (B) above.

3     Assumption of liability and obligations

3.1     Substitution

It is hereby agreed that, as and with effect from the Effective Date, the New Borrower shall be, and is hereby made, party to the Principal Agreement and the Master Swap Agreement in substitution for the Outgoing Borrower:

   3.1.1     the Principal Agreement shall henceforth be construed and treated in all respects as if the New Borrower was named therein as a "Borrower" instead of the Outgoing Borrower; and

  3.1.2      the Master Swap Agreement shall be construed and treated in all respects as if the New Borrower was named therein as one of "Party B" instead of the Outgoing Borrower but jointly and severally with the other Original Borrowers as "Party B".

    3.2      Assumption of liability

  3.2.1     The New Borrower hereby agrees with the Bank that, as and with effect from the Effective Date, it shall be indebted to the Bank (jointly and severally with the other Borrowers) for the full amount of the Loan and all other sums which may be or become due to the Bank pursuant to the Principal Agreement and the New Borrower further agrees that it shall duly and punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrowers under the Principal Agreement (and for which the Borrowers hereby agree to be jointly and severally liable) and shall be bound by the terms of the Principal Agreement as if the New Borrower had at all times been named therein as a Borrower.

  3.2.2     The New Borrower hereby agrees with the Bank that, as and with effect from the Effective Date, it shall be indebted to the Bank (as "Party B" jointly and severally with the other Borrowers) for all sums which may be or become due to the Bank pursuant to the Master Swap Agreement to which the Bank is a party as "Party B", and the New Borrower further agrees that it shall duly and

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punctually perform all the liabilities and obligations whatsoever from time to time to be performed or discharged by the Original Borrowers as "Party B" under the Master Swap Agreement (and for which the Borrowers hereby agree to be jointly and severally liable) and shall be bound by the terms of the Master Swap Agreement as if the New Borrower had at all times been named therein as one of "Party B" jointly and severally with the other Borrowers.

    3.3      Release

  3.3.1      The Outgoing Borrower and the Bank hereby agree that, as and with effect from the Effective Date, they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Principal Agreement and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the Bank and the Borrowers against each other in respect of any such liabilities, obligations, claims and demands.

  3.3.2      The Outgoing Borrower and the Bank hereby agree that, as and with effect from the Effective Date, they shall each mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Master Swap Agreement to which the Bank is a party as "Party B", and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the Bank and the Borrowers against each other in respect of any such liabilities, obligations, claims and demands.

       4      Amendments to Principal Agreement

    4.1      Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 2 and (as so amended) will continue to be binding upon the Bank and the Borrowers in accordance with its terms as so amended and restated.

    4.2      Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement and the Master Swap Agreement shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) to the extent the Master Swap Agreement is amended and supplemented by this Agreement, the Master Swap Agreement and this Agreement shaii be read and construed as one instrument.

       5      Representations and warranties

     5.1     Primary representations and warranties

 Each of the Relevant Parties represents and warrants to the Bank that:

  5.1.1     Existing representations and warranties

each of the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee were true and correct on the date of the Principal Agreement and the Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date and as if reference therein to "Security Parties" or "Borrowers" included reference to the New Borrower;

  5.1.2      Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery

6

and performance of the Relevant Documents to which it is or is to be a party and no limitation on the powers of the New Borrower to borrow will be exceeded as a result of the New Borrower becoming indebted to the Bank in respect of the Loan pursuant to this Agreement or as a result of the New Borrower becoming one of "Party B" (jointly and severally with the other Borrowers) under the Master Swap Agreement;

  5.1.3      Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

  5.1.4      No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

  5.1.5      No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

  5.1.6      Choice of law

the choice of English law to govern the Relevant Documents and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

  5.1.7      Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

5.2       Repetition of representations and warranties

Each of the representations and warranties contained in clause 5.1 of this Agreement and clause 7 of the form of the amended and restated Loan Agreement shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

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       6      Conditions

     6.1     Documents and evidence

The agreement of the Bank referred to in clause 2 shall be subject to the receipt by the Bank or its duly authorised representative of the documents and evidence specified in schedule 1 in form and substance satisfactory to the Bank.

    6.2      General conditions precedent

The agreement of the Bank referred to in clause 2 shall be further subject to:

  6.2.1      the representations and warranties in clause 5 being true and correct on the Effective Date as if each was made with respect to the facts ,and circumstances existing at such time; and

  6.2.2      no Default having occurred and continuing at the time of the Effective Date.

    6.3      Waiver of conditions precedent

The conditions specified in this clause 6 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part with or without conditions.

        7      Relevant Parties' confirmations

     7.1     Corporate Guarantee

The Corporate Guarantor hereby confirms its consent to the novation of the Principal Agreement and the Master Swap Agreement, and of the rights and obligations of the Outgoing Borrower thereunder by the Outgoing Borrower in favour of the New Borrower, on the terms and conditions set out in, and to the amendments to the Principal Agreement and the Master Swap Agreement (as the case may be) contained in, this Agreement and agree that:

  7.1.1      the Corporate Guarantee and the obligations of the Corporate Guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said novation of, and the amendments to, the Principal Agreement and the Master Swap Agreement (as the case may be) contained in this Agreement;

  7.1.2      with effect from the Effective Date the New Borrower shall be and is hereby substituted in place of the Outgoing Borrower as a "Borrower" in the Corporate Guarantee and the Corporate Guarantee shall henceforth be construed and treated, and the Corporate Guarantor shall be bound by the Corporate Guarantee, in all respects as if the New Borrower was a Borrower instead of the Outgoing Borrower; and

  7.1.3      with effect from the Effective Date:

(a)
references in the Corporate Guarantee to the "Agreement" or the "Facility Agreement" or the "Loan Agreement" shall henceforth be references to the Principal Agreement as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

(b)
references in the Corporate Guarantee to the "Master Swap Agreement" shall henceforth be references to such documents as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.

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    7.2      Security Documents

Each of the Relevant Parties hereby confirms its consent to the novation of the Principal Agreement and the Master Swap Agreement, and of the rights and obligations of the Outgoing Borrower thereunder, by the Outgoing Borrower in favour of the New Borrower on the terms and conditions set out in, and to the amendments to the Principal Agreement and the Master Swap Agreement (as the case may be) contained in, this Agreement and agrees that:

  7.2.1      the Security Documents to which such Relevant Party is a party and the obligations of such Relevant Party thereunder, shall remain and continue in full force and effect notwithstanding the said novation of, and the amendments to, the Principal Agreement and the Master Swap Agreement (as the case may be) contained in this Agreement;

  7.2.2      for the purposes of Maltese law (being the governing law of the Tinos Mortgage) it is expressly agreed that nothing in this Agreement shall be deemed to constitute a novation of the liabilities of the Borrowers under the Principal Agreement; the Borrowers shall remain jointly and severally liable in respect of such liabilities notwithstanding that the New Borrower shall also become jointly and severally liable in respect of such liabilities by virtue of the provisions of this Agreement;

  7.2.3      with effect from the Effective Date the New Borrower shall be and is hereby substituted in place of the Outgoing Borrower as a "Borrower" in the Security Documents to which such Relevant Party is a party and such Security Documents shall henceforth be construed and treated, and each Relevant Party which is a party thereto shall be bound by such Security Documents, in all respects as if the New Borrower was a Borrower instead of the Outgoing Borrower; and

  7.2.4      with effect from the Effective Date:

(a)
references in the Security Documents to which such Relevant Party is a party to the "Agreement" or the "Facility Agreement" or the "Loan Agreement" shall henceforth be references to the Principal Agreement as novated and amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

(b)
references in the Security Documents to which such Relevant Party is a party to the "Master Swap Agreement" shall henceforth be references to such documents as novated and amended by this Agreement and as from time to time hereafter amended and shall alcn he deemed  to incline this Agreement and the obligations of the Borrowers hereunder.

       8      Expenses

 8.1     Expenses

The Borrowers jointly and severally agree to pay to the Bank on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Bank:

  8.1.1      in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement, the New Master Agreement Security Deed and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement, the New Master Agreement Security Deed and the other Relevant Documents;

  8.1.2      in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the New Master Agreement Security Deed or any of the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement or any of the other Relevant Documents, the New Master Agreement Security Deed and the other Relevant Documents,

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together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

    8.2      Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.

    8.3      Stamp and other duties

The Borrowers jointly and severally agree to pay to the Bank on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Bank) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

        9      Miscellaneous and notices

    9.1      Notices

The provisions of clause 16.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrowers" in the said clause 16.

    9.2      Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

    9.3      Borrowers' obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Outgoing Borrower and the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Outgoing Borrower and the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers or the Outgoing Borrower which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the Outgoing Borrower and the Borrowers whether or not the deficiency is known to the Bank. The Bank shall be at liberty to release the Outgoing Borrower or any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with the Outgoing Borrower or any of the Borrowers without prejudicing or affecting the rights and remedies of the Bank against the Outgoing Borrower and the Borrowers.

     10      Charging of Operating Accounts

Each Borrower, with full title guarantee, hereby charges and agrees to charge, by way of first fixed charge and releases and agrees to release to the Bank, as a continuing security for the payment of the Loan, interest thereon and all other moneys from time to time owing under this Agreement, the Master Swap Agreement and the other Security Documents (for the purposes of this clause 10, the "Outstanding Indebtedness"), such Borrower's Operating Account and all moneys from time to time standing to the credit of such Operating Account, including any interest from time to time accrued and accruing thereon (whether or not credited thereto) and no Borrower shall be entitled to withdraw any such monies from its Operating Account otherwise than in accordance with this clause 10 until such time as the Outstanding Indebtedness has been conclusively certified by the Bank to have been repaid in full.

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     11      Applicable law

  11.1      Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

  11.2      Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. Each of the Relevant Parties further agrees that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

  11.3      Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1
Documents and evidence required as conditions precedent

(referred to in clause 6.1)

1             Corporate authorisation

In relation to each of the Relevant Parties:

(a)           Constitutional documents

copies certified by an officer of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Bank pursuant to the Principal Agreement;

(b)           Resolutions

copies of resolutions of each of its board of directors and its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties:

(1)	being true and correct;

(2)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders of such Relevant Party each duly convened and held;

(3)	not having been amended, modified or revoked; and

(4)	being in full force and effect

together with originals or certified copies of any powers of attorney issued by any party pursuant to such resolutions; and

(c)           Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2             Consents

a certificate (dated no earlier than fifteen (15) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Bank) in connection with, the execution, delivery and performance of the Relevant Documents to which they are or will be a party;

3             Relevant Documents

each of the Relevant Documents, duly executed;

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4             Account

evidence that the New los Operating Account has been opened and duly completed mandate forms in respect thereof have been delivered to the Bank and that balance of no less than $10 was standing to its credit as at the date of this Agreement;

5             New Interest Period Letter

the New Interest Period Letter duly executed;

6             Registrations

such registrations of  any of the Relevant Documents as the Bank may require;

7             Legal opinions

such legal opinions in relation to the laws of Malta, Liberia, Singapore and the Marshall Islands and any other legal opinions as the Bank shall in its reasonable discretion deem appropriate; and

8             Process agent

an original or certified true copy of a letter from each of the Relevant Parties' agent for receipt of service of proceedings accepting its appointment under this Agreement or any other Relevant Document as each of the Relevant Parties' process agent.

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Schedule 2

Form of amended and restated Loan Agreement

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Private & Confidential

LOAN AGREEMENT
for a
Loan of up to US$43,160,000
to
ANDROS MARINE INC.
DILOS MARINE INC.
IOS SHIPPING LTD
ANAFI SHIPPING (PTE.) LTD.
and
AEGEAN VII SHIPPING LTD

provided by
THE ROYAL BANK OF SCOTLAND PLC

NORTON ROSE

Contents

Clause		Page

1	Purpose and definitions	1

2	The Commitment and the Loan	25

3	Interest and Interest Periods	28

4	Repayment and prepayment	30

5	Fees, commitment commission and expenses	33

6	Payments and taxes; accounts and calculations	34

7	Representations and warranties	35

8	Undertakings	40

9	Conditions	45

10	Events of Default	47

11	Indemnities	51

12	Unlawfulness and increased costs	52

13	Security and set-off	53

14	Operating Accounts	54

15	Assignment, transfer and lending office	55

16	Notices and other matters	56

17	Governing law and jurisdiction	60

Schedule 1 Form of Drawdown Notice		62

Schedule 2 Documents and evidence required as conditions precedent		64

Schedule 3 Pre-delivery Advances per Ship		79

Schedule 4 Form of Insurance Letter		80

Schedule 5 Form of Interest Period Letter		81

Schedule 6 Calculation of Additional Cost		83

THIS AGREEMENT is dated 5 July 2007, as amended and/or restated and/or supplemented by a first supplemental agreement dated 12 September 2008, by a second supplemental agreement dated 5 February 2010, by a third supplemental agreement dated 11 February 2011, by a fourth supplemental agreement dated 6 April 2011, by a supplemental letter dated 23 June 2011, by a fifth supplemental agreement dated 4 August 2011, by a sixth supplemental agreement dated 8 August 2011, by a seventh supplemental agreement dated 17 August 2012 and by an eighth supplemental agreement dated 20 November 2012 and made BETWEEN:

(1)	ANDROS MARINE INC., DILOS MARINE INC., IOS SHIPPING LTD, ANAFI SHIPPING (PTE.) LTD. and AEGEAN VII SHIPPING LTD as joint and several Borrowers; and

(2)	THE ROYAL BANK OF SCOTLAND PLC as Bank.

IT IS AGREED as follows:

1          Purpose and definitions

1.1          Purpose

This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrowers, jointly and severally, a loan of up to Forty three million one hundred and sixty thousand Dollars ($43,160,000) in twenty five (25) Advances to be used for the purpose of financing part of the Total Construction Cost of all the Ships.

1.2           Definitions

In this Agreement, unless the context otherwise requires:

"Additional Cost" means, in relation to any period, a percentage calculated for such period at an annual rate determined in the manner set out in schedule 6;

"Advances" means each borrowing of a proportion of the Commitment by the Borrowers and/or the Original Borrowers or (as the context may require) the principal amount of such borrowing, it includes (i) each Andros Pre-delivery Advance, (ii) the Andros Delivery Advance, (iii) each Dilos Pre-delivery Advance, (iv) the Dilos Delivery Advance, (v) each los Pre-delivery Advance, (vi) the los Delivery Advance, (vii) each Sifnos Pre-delivery Advance, (viii) the Sifnos Delivery Advance, (ix) each Tinos Pre-delivery Advance and (x) the Tinos Delivery Advance, and:

(a)         in relation to the Andros Ship and the Andros Tranche, it means the Andros Advances;

(b)         in relation to the Dilos Ship and the Dilos Tranche, it means the Dilos Advances;

(c)         in relation to the los Ship and the los Tranche, it means the los Advances;

(d)         in relation to the Sifnos Ship and the Sifnos Tranche, it means the Sifnos Advances; or

(e)         in relation to the Tinos Ship and the Tinos Tranche, it means the Tinos Advances, and

"Advance" means any of them;

"Andros Advances" means, together, the Andros Pre-delivery Advances and the Andros Delivery Advance and "Andros Advance" means any of them;

"Andros Borrower" means Andros Marine Inc. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"Andros Contract" means the shipbuilding contract dated 25 May 2007, made between the Builder and the Andros Borrower, as amended by addendum number 1 thereto dated 28 June 2007, further amended by addendum number 2 dated 16 June 2008 and as may be further amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the Andros Borrower, of the Andros Ship;

"Andros Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Andros Contract to be given by the Builder in the form scheduled to the Andros Pre-delivery Security Assignment;

"Andros Contract Price" means Nine million five hundred and ninety thousand Dollars ($9,590,000) or such other lesser sum in Dollars as may be payable by the Andros Borrower to the Builder pursuant to the Andros Contract as the purchase price for the Andros Ship thereunder;

"Andros Deed of Covenant" means the first priority general assignment collateral to the Andros Mortgage dated 5 February 2010 executed by the Andros Borrower in favour of the Bank;

"Andros Delivery Advance" means an Advance of up to $3,800,400 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of (a) financing in part the final instalment of the Andros Contract Price falling due on the Delivery Date for the Andros Ship and (b) (as to the balance) financing the payment of any other part of the Total Construction Cost for the Andros Ship previously paid by the Andros Borrower and not financed by this Agreement;

"Andros First Advance" means an Advance of up to $631,200 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the first instalment of the Andros Contract Price falling due before the Delivery Date for the Andros Ship as set out in schedule 3;

"Andros Fourth Advance" means an Advance of up to $946,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the fourth instalment of the Andros Contract Price falling due before the Delivery Date for the Andros Ship as set out in schedule 3;

"Andros Management Agreement" means the management agreement dated 1 February 2010 made between the Andros Borrower and the Manager providing (inter alia) for the Manager to manage the Andros Ship;

"Andros Managers Undertaking" means the first priority undertaking and assignment in relation to the Andros Ship dated 5 February 2010 executed by the Manager in favour of the Bank;

"Andros Mortgage" means:

(a)   before the Effective Date, the first preferred Liberian mortgage over the Andros Ship dated 5 February 2010 executed by the Andros Borrower in favour of the Bank as amended and supplemented by a mortgage addendum dated 11 February 2011 executed by the Andros Borrower and the Bank; or

(b)   from the Effective Date and at all other times thereafter, the first preferred Panamanian ship mortgage over the Andros Ship made or (as the context may require) to be made between the Andros Borrower and the Bank in the form set out in schedule 2 of the Fifth Supplemental Agreement;

"Andros Operating Account" means an interest bearing Dollar account of the Andros Borrower opened or (as the context may require) to be opened by the Andros Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be an Andros Operating Account for the purposes of this Agreement;

"Andros Pre-delivery Advances" means, together, the Andros First Advance, the Andros Second Advance, the Andros Third Advance and the Andros Fourth Advance and "Andros Pre-delivery Advance" means any of them;

"Andros Pre-delivery Security Assignment" means the assignment of the Andros Contract and the Andros Refund Guarantees dated 5 July 2007 executed by the Andros Borrower in favour of the Bank;

"Andros Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Andros Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Andros Refund Guarantee to be given by a Refund Guarantor in the form scheduled to the Andros Pre-delivery Security Assignment and "Andros Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;

"Andros Refund Guarantees" means, together, the letter of guarantee no. LGD6600200700014 dated 8 June 2007 (as amended on 3 July 2007) issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in respect of certain of the Builder's obligations under the Andros Contract and any other letters of guarantee issued or to be issued by a Refund Guarantor in respect of the Builder's obligations under the Andros Contract, pursuant to the Andros Contract or any agreement supplemental to the Andros Contract, and any extensions, renewals, amendments, supplements or replacements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and "Andros Refund Guarantee" means any of them;

"Andros Second Advance" means an Advance of up to $1,746,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the second instalment of the Andros Contract Price falling due before the Delivery Date for the Andros Ship as set out in schedule 3;

"Andros Ship" means the 3,800 dwt (approximately) double-hull oil product tanker known as Hull No. DN-3800-11 on the date of this Agreement, to be constructed and sold by the Builder to the Andros Borrower pursuant to the Andros Contract and to be registered on the Delivery Date for such Ship in the ownership of the Andros Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Andros;

"Andros Third Advance" means an Advance of up to $1,506,800made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the third instalment of the Andros Contract Price failing due before the Delivery Date for the Andros Ship as set out in schedule 3;

"Andros Tranche" means a tranche of the Loan of up to $8,632,000 to be drawn down in not more than five (5) Advances (being the Andros Advances) or (as the context may require) the aggregate principal amount thereof undertaking at any relevant time;

"Assignee" has the meaning ascribed thereto in clause 15.3;

"Bank" means The Royal Bank of Scotland plc whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the Borrowers pursuant to clause 15.6) and includes its successors in title, Assignees and/or Transferees;

"Banking Day" means a day on which dealings in deposits in Dollars are carried on in the London Interbank Eurocurrency Market and (other than Saturday or Sunday) on which banks are open for business in London, Piraeus and New York City (or any other relevant place of payment under clause 6);

"Basel II Accord" means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of the Fifth Supplemental Agreement;

"Basel II Approach" means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by the Bank (or its holding company) for the purposes of implementing or complying with the Basel II Accord;

"Basel II Regulation" means (a) any law or regulation implementing the Basel II Accord or (b) any Basel II Approach adopted by the Bank;

"Basel Ill Accord" means, together, "Basel III: A global regulatory framework for more resilient banks and banking systems" and "Basel III: International framework for liquidity risk measurement, standards and monitoring" both published by the Basel Committee on Banking Supervision on 16th December, 2010, in either case in the form existing on the date of the Fifth Supplemental Agreement;

"Basel Ill Regulation" means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation;

"Borrowed Money" means Indebtedness incurred in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward exchange contracts, futures and other derivatives, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to (viii) above;

"Borrower" means:

(a)         in relation to the Andros Ship, the Andros Borrower;

(b)         in relation to the Dilos Ship, the Dilos Borrower;

(c)         in relation to the los Ship, the los Borrower;

(d)         in relation to the Sifnos Ship, the Sifnos Borrower; or

(e)         in relation to the Tinos Ship, the Tinos Borrower,

and "Borrowers" means any or all of them;

"Borrowers' Security Documents" means, at any relevant time, such of the Security Documents as shall have been executed by any of the Borrowers at such time;

"Builder" means Fujian Southeast Shipyard, a corporation duly organized and existing under the laws of the People's Republic of China, having its registered office at 7# Jianshe Road, Economic Technical Development Zone of Fuzhou, Fujian Province, The People's Republic of China and includes its successors in title;

"Capital Adequacy Law" means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which the Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel II Accord, the Basel III Accord or any Basel II Regulation);

"Casualty Amount" means, in relation to each Ship, Two hundred and fifty thousand Dollars ($250,000) or the equivalent in any other currency;

"Classification" means, in relation to each Ship, the classification "+Al OIL CARRIER (E) ESP, FP.<60°C, + ACC + AMS" with the relevant Classification Society or such other classification as the Bank shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification in relation to such Borrower's Ship for the purposes of the relevant Ship Security Documents;

"Classification Society" means, in relation to each Ship, American Bureau of Shipping or such other classification society which the Bank shall, at the request of a Borrower, have agreed in writing shall be treated as the Classification Society in relation to such Borrower's Ship for the purposes of the relevant Ship Security Documents;

"Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the International Convention on Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"Commitment" means the amount which the Bank has agreed to lend to the Borrowers under clause 2.1 as reduced by any relevant term of this Agreement;

"Compulsory Acquisition" means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

"Contract" means:

(a)         in relation to the Andros Ship, the Andros Contract;

(b)         in relation to the Dilos Ship, the Dilos Contract;

(c)         in relation to the los Ship, the los Contract;

(d)         in relation to the Sifnos Ship, the Sifnos Contract; or

(e)         in relation to the Tinos Ship, the Tinos Contract,

and "Contracts" means any or all of them;

"Contract Assignment Consent and Acknowledgement" means:

(a)	in relation to the Andros Ship, the Andros Contract Assignment Consent and Acknowledgement;

(b)	in relation to the Dilos Ship, the Dilos Contract Assignment Consent and Acknowledgement;

(c)	in relation to the los Ship, the los Contract Assignment Consent and Acknowledgement;

(d)	in relation to the Sifnos Ship, the Sifnos Contract Assignment Consent and Acknowledgement; or

(e)	in relation to the Tinos Ship, the Tinos Contract Assignment Consent and Acknowledgement,

and "Contract Assignment Consents and Acknowledgements" means any or all of them;

 "Contract Price" means:

(a)	in relation to the Andros Ship, the Andros Contract Price;

(b)	in relation to the Dilos Ship, the Dilos Contract Price;

(c)	in relation to the los Ship, the los Contract Price;

(d)	in relation to the Sifnos Ship, the Sifnos Contract Price; or
(e)	in relation to the Tinos Ship, the Tinos Contract Price,

 and "Contract Prices" means any or all of them;

"Corporate Guarantee" means the corporate guarantee dated 5 February 2010 executed by the Corporate Guarantor in favour of the Bank as amended and supplemented by the Seventh Supplemental Agreement;

"Corporate Guarantor" means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title;

"Credit Support Document" has the meaning given to that expression in section 14 of the Master Swap Agreement and as set out in paragraph (f) of Part 4 of the Schedule to the Master Swap Agreement;

"Credit Support Provider" means any person defined as such in the Master Swap Agreement pursuant to section 14 of the Master Swap Agreement;

"Deed of Covenant" means:

(a)	in relation to the Andros Ship, the Andros Deed of Covenant;

(b)	in relation to the Dilos Ship, the Dilos Deed of Covenant;

(c)	in relation to the los Ship, the los Deed of Covenant;

(d)	in relation to the Sifnos Ship, the Sifnos Deed of Covenant; or
(e)	in relation to the Tinos Ship, the Tinos Deed of Covenant,
  and "Deeds of Covenant" means any or all of them;

"Default" means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

"Delivery" means, in relation to each Ship, the delivery of such Ship by the Builder to, and the acceptance of such Ship by, the relevant Borrower pursuant to the relevant Contract;

"Delivery Advance":

(a)	in relation to the Andros Ship and the Andros Tranche, means the Andros Delivery Advance;

(b)	in relation to the Dilos Ship and the Dilos Tranche, means the Dilos Delivery Advance;

(c)	in relation to the los Ship and the los Tranche, means the los Delivery Advance;

(d)          in relation to the Sifnos Ship and the Sifnos Tranche, means the Sifnos Delivery Advance; or

(e)          in relation to the Tinos Ship and the Tinos Tranche, means the Tinos Delivery Advance,

and "Delivery Advances" means any or all of them;

"Delivery Date" means, in relation to each Ship, the date upon which its Delivery occurs;

"Dilos Advances" means, together, the Dilos Pre-delivery Advances and the Dilos Delivery Advance and "Dilos Advance" means any of them;

"Dilos Borrower" means Dilos Marine Inc. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"Dilos Contract" means the shipbuilding contract dated 25 May 2007, made between the Builder and the Dilos Borrower, as amended by addendum number 1 thereto dated 28 June 2007, further amended by addendum number 2 dated 16 June 2008 and as may be further amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the Dilos Borrower, of the Dilos Ship;

"Dilos Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Dilos Contract to be given by the Builder in the form scheduled to the Dilos Pre-delivery Security Assignment;

"Dilos Contract Price" means Nine million five hundred and ninety thousand Dollars ($9,590,000) or such other lesser sum in Dollars as may be payable by the Dilos Borrower to the Builder pursuant to the Dilos Contract as the purchase price for the Dilos Ship thereunder;

"Dilos Deed of Covenant" means the first priority general assignment collateral to the Dilos Mortgage dated 5 May 2010 executed by the Dilos Borrower in favour of the Bank;

"Dilos Delivery Advance" means an Advance of up to $3,800,400 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of (a) financing in part the final instalment of the Dilos Contract Price falling due on the Delivery Date for the Dilos Ship and (b) (as to the balance) financing the payment of any other part of the Total Construction Cost for the Dilos Ship previously paid by the Dilos Borrower and not financed by this Agreement;

"Dilos First Advance" means an Advance of up to $631,200 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the first instalment of the Dilos Contract Price falling due before the Delivery Date for the Dilos Ship as set out in schedule 3;

"Dilos Fourth Advance" means an Advance of up to $946,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the fourth instalment of the Dilos Contract Price falling due before the Delivery Date for the Dilos Ship as set out in schedule 3;

Dilos Management Agreement" means the management agreement dated 27 April 2010 made between the Dilos Borrower and the Manager providing (inter alia) for the Manager to manage the Dilos Ship;

"Dilos Manager's Undertaking" means the first priority undertaking and assignment in relation to the Dilos Ship dated 5 May 2010 executed by the Manager in favour of the Bank;

"Dilos Mortgage" means the first preferred Liberian mortgage of the Dilos Ship dated 5 May 2010 executed by the Dilos Borrower in favour of the Bank as amended and supplemented by a mortgage addendum dated 11 February 2011 executed by the Dilos Borrower and the Bank;

"Dilos Operating Account" means an interest bearing Dollar account of the Dilos Borrower opened or (as the context may require) to be opened by the Dilos Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Dilos Operating Account for the purposes of this Agreement;

"Dilos Pre-delivery Advances" means, together, the Dilos First Advance, the Dilos Second Advance, the Dilos Third Advance and the Dilos Fourth Advance and "Dilos Pre-delivery Advance" means any of them;

"Dilos Pre-delivery Security Assignment" means the assignment of the Dilos Contract and the Dilos Refund Guarantees dated 5 July 2007 executed by the Dilos Borrower in favour of the Bank;

"Dilos Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Dilos Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Dilos Refund Guarantee to be given by a Refund Guarantor in the form scheduled to the Dilos Pre-delivery Security Assignment and "Dilos Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;

"Dilos Refund Guarantees" means, together, the letter of guarantee no. LGD6600200700013 dated 8 June 2007 (as amended on 3 July 2007) issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in respect of certain of the Builder's obligations under the Dilos Contract and any other letters of guarantee issued or to be issued by a Refund Guarantor in respect of the Builder's obligations under the Dilos Contract, pursuant to the Dilos Contract or any agreement supplemental to the Dilos Contract, and any extensions, renewals or replacements, amendments, supplements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and "Dilos Refund Guarantee" means any of them;

"Dilos Second Advance" means an Advance of up to $1,746,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the second instalment of the Dilos Contract Price falling due before the Delivery Date for the Dilos Ship as set out in schedule 3;

"Dilos Ship" means the 3,800 dwt (approximately) double-hull oil product tanker known as Hull No. DN-3800-12 on the date of this Agreement, to be constructed and sold by the Builder to the Dilos Borrower pursuant to the Dilos Contract and to be registered on the Delivery Date for such Ship in the ownership of the Dilos Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Dilos;

"Dilos Third Advance" means an Advance of up to $1,506,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the third instalment of the Dilos Contract Price falling due before the Delivery Date for the Dilos Ship as set out in schedule 3;

"Dilos Tranche" means a tranche of the Loan of up to $8,632,000 to be drawn down by not more than five (5) Advances (being the Dilos Advances) or (as the context may require) the aggregate principal amount thereof undertaking at any relevant time;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

"Dollars" and "$" mean the lawful currency of the United States of America and, in respect of all payments to be made under any of the Security Documents, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S.

dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

"Drawdown Date" means, in relation to an Advance, any date, being a Banking Day falling during the relevant Drawdown Period, on which the Borrowers request that Advance to be made as specified in the relevant Drawdown Notice (whether or not such Advance is actually made or not);

"Drawdown Notice" means a notice substantially in the terms of schedule 1;

"Drawdown Period" means, in relation to an Advance, the period commencing on the date of this Agreement and ending on the relevant Termination Date or the period ending on such earlier date (if any) on which (a) the aggregate amount of all Advances is equal to the Commitment or (b) the Commitment is reduced to zero pursuant to clauses 4.3, 10.2 or 12 or (c) Delivery of the Ship relevant to such Advance occurs;

"Earnings" means, in relation to a Ship, all moneys whatsoever from time to time due or payable to a Borrower during the Security Period arising out of the use or operation of such Borrower's Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Borrower in the event of requisition of such Borrower's Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Borrower's Ship;

"Effective Date" has the meaning given to "Effective Date" in the Eighth Supplemental Agreement;

"Eighth Supplemental Agreement" means the agreement dated 20 November 2012 supplemental to this Agreement made between (inter alios) the Borrowers, the los Original Borrower and the Bank;

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements) having a similar effect;

"Environmental Affiliate" means any agent or employee of any Borrower or any other Relevant Party or any person having a contractual relationship with any Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Relevant Ship;

"Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

"Environmental Claim" means any and all material enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

"Environmental Laws" means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

"Event of Default" means any of the events or circumstances described in clause 10.1;

"Fifth Supplemental Agreement" means the agreement dated 4 August 2011 supplemental to this Agreement made between (inter alios) certain of the Borrowers (other than the Tinos Borrower and the los Borrower), the Tinos Original Borrower, the los Original Borrower, the Manager, the Corporate Guarantor and the Bank;

"First Advance":

(a)	in relation to the Andros Ship and the Andros Tranche, means the Andros First Advance;

(b)	in relation to the Dilos Ship and the Dilos Tranche, means the Dilos First Advance;

(c)	in relation to the los Ship and the los Tranche, means the los First Advance;

(d)	in relation to the Sifnos Ship and the Sifnos Tranche, means the Sifnos First Advance; or
(e)	in relation to the Tinos Ship and the Tinos Tranche, means the Tinos First Advance,

and "First Advances" means any or all of them;

"First Repayment Date" means, in relation to each Tranche (and subject to clause 6.3), the date falling three (3) months after the earlier of (a) the Drawdown Date of the Delivery Advance relevant to such Tranche and (b) the Termination Date for the Delivery Advance relevant to such Tranche;

"Flag State" means, in relation to each Ship, such state or territory designated in writing by the Bank in its absolute discretion, at the request of the relevant Borrower, as being the "Flag State" of such Ship for the purposes of the relevant Ship Security Documents;

"Fourth Advance":

(a)	in relation to the Andros Ship and the Andros Tranche, means the Andros Fourth Advance;

(b)	in relation to the Dilos Ship and the Dilos Tranche, means the Dilos Fourth Advance;

(c)	in relation to the los Ship and the los Tranche, means the los Fourth Advance;

(d)	in relation to the Sifnos Ship and the Sifnos Tranche, means the Sifnos Fourth Advance; Or

(e)	in relation to the Tinos Ship and the Tinos Tranche, means the Tinos Fourth Advance,

and "Fourth Advances" means any or all of them;

"Fourth Supplemental Agreement" means the agreement dated 6 April 2011 supplemental to this Agreement made between (inter alios) certain of the Borrowers (other than the Tinos Borrower), the Sifnos Original Borrower, the Tinos Original Borrower and the Bank;

"Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

"Group" means the Corporate Guarantor and its Subsidiaries from time to time (including, for the avoidance of doubt, the Borrowers and the Manager) and "member of Group" shall be construed accordingly;

"Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

"Insurance Letter" means, in respect of a Ship, a letter from the Borrower owning such Ship in the form set out in schedule 4;

"Insurances" means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Borrower (whether in the sole name of such Borrower, or in the joint names of such Borrower and the Bank or otherwise) in respect of such Borrower's Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

"Interest Payment Date" means the last day of an Interest Period;

"Interest Period" means, in relation to any Advance or Tranche, each period for the calculation of interest in respect of such Advance or, as the case may be, Tranche, ascertained in accordance with clauses 3.2 and 3.3;

"Interest Period Letter" means the letter addressed by the Borrowers to the Bank, such letter to be substantially in the form set out in schedule 5;

"los Advances" means, together, the los Pre-delivery Advances and the los Delivery Advance and "los Advance" means any of them;

"los Borrower" means los Shipping Ltd of 25/16 Vincenti Buildings, Strait Street, Valletta, VLT 1432, Republic of Malta and includes its successors in title;

"los Contract" means the shipbuilding contract dated 25 May 2007, made between the Builder and the los Borrower, as amended by addendum number 1 thereto dated 28 June 2007, further amended by addendum number 2 dated 16 June 2008 and as may be further amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the los Borrower, of the los Ship;

"los Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the los Contract to be given by the Builder in the form scheduled to the los Pre-delivery Security Assignment;

"los Contract Price" means Nine million five hundred and ninety thousand Dollars ($9,590,000) or such other lesser sum in Dollars as may be payable by the los Original Borrower to the Builder pursuant to the los Contract, as the purchase price for the los Ship thereunder;

"los Deed of Covenant" means the first priority general assignment collateral to the los Mortgage executed or (as the context may require) to be executed by the los Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

"los Delivery Advance" means an Advance of up to $3,800,400 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of (a) financing in part the final instalment of the los Contract Price falling due on the Delivery Date for the los Ship and (b) (as to the balance) financing the payment of any other part of the Total Construction Cost for the los Ship previously paid by the los Original Borrower and not financed by this Agreement;

"los First Advance" means an Advance of up to $631,200 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the first instalment of the los Contract Price falling due before the Delivery Date of the los Ship as set out in schedule 3;

"los Fourth Advance" means an Advance of up to $946,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the fourth instalment of the los Contract Price falling due before the Delivery Date for the los Ship as set out in schedule 3;

"los Management Agreement" means the management agreement made or (as the context may require) to be made between the los Borrower and the Manager in a form previously approved in writing by the Bank providing (inter alia) for the Manager to manage the los Ship;

"los Manager's Undertaking" means the first priority undertaking and assignment in relation to the los Ship executed or (as the context may require) to be executed by the Manager in favour of the Bank in such form as the Bank may require in its sole discretion;

"los Mortgage" means the first priority statutory Maltese mortgage of the los Ship executed or (as the context may require) to be executed by the los Borrower in favour of the Bank in such form as the Bank may require in its sole discretion;

"los Operating Account" means an interest bearing Dollar account of the los Borrower opened or (as the context may require) to be opened by the los Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a los Operating Account for the purposes of this Agreement;

"los Original Borrower" means los Marine Inc. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"los Pre-delivery Advances" means, together, the los First Advance, the los Second Advance, the los Third Advance and the los Fourth Advance and "los Pre-delivery Advance" means any of them;

"los Pre-delivery Security Assignment" means the assignment of the los Contract and the los Refund Guarantees dated 5 July 2007 executed by the los Original Borrower in favour of the Bank;

"los Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each los Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that los Refund Guarantee to be given by a Refund Guarantor in the form scheduled to the los Pre-delivery Security Assignment and "los Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;

"los Refund Guarantees" means, together, the letter of guarantee no. LGD6600200700012 dated 8 June 2007 (as amended on 3 July 2007) issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in respect of certain of the Builder's obligations under the los Contract and any other letters of guarantee issued or to be issued by a Refund Guarantor in respect of the Builder's obligations under the los Contract, pursuant to the los Contract or any agreement supplemental to the los Contract, and any extensions, renewals or replacements, amendments, supplements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and "los Refund Guarantee" means any of them;

"los Second Advance" means an Advance of up to $1,746,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the second instalment of the los Contract Price falling due before the Delivery Date for the los Ship as set out in schedule 3;

"los Ship" means the 3,800 dwt (approximately) double-hull oil product tanker known as Hull No. DN-3800-13 on the date of this Agreement, to be constructed and sold by the Builder to the los Borrower pursuant to the los Contract and to be registered on the Delivery Date for such Ship in the ownership of the los Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name los 1;

"los Third Advance" means an Advance of up to $1,506,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the third instalment of the los Contract Price falling due before the Delivery Date for the los Ship as set out in schedule 3;

"los Tranche" means a tranche of the Loan of up to $8,632,000 to be drawn down in not more than five (5) Advances (being the los Advances) or (as the context may require) the aggregate principal amount thereof undertaking at any relevant time;

"ISPS Code" means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISSC" means an International Ship Security Certificate issued in respect of a Ship pursuant to the ISPS Code;

"LIBOR" means, in relation to a particular period, the rate determined by the Bank to be that at which deposits in Dollars and in an amount comparable with the amount in relation to which LIBOR is to be determined and for a period equal to the relevant period were being offered by the Bank to prime banks in the London Interbank Market at or about 11:00 a.m. on the second Banking Day before the first day of such period, provided that if the Borrowers shall at any time enter into any Transaction(s) under the Master Swap Agreement, LIBOR shall (during the period when any such Transaction(s) are effective and for an amount equal to the notional amount of such Transaction(s)) be the rate for deposits in Dollars for a period equivalent to such period at or about 11:00 a.m. on the second Banking Day before the first day of such period as displayed on Reuters page LIBOR 01 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August, 1996) for Dollars);

"Loan" means the aggregate principal amount owing to the Bank under this Agreement at any relevant time;

"Management Agreement" means:

(a)          in relation to the Andros Ship, the Andros Management Agreement;

(b)          in relation to the Dilos Ship, the Dilos Management Agreement;

(c)          in relation to the los Ship, the los Management Agreement;

(d)          in relation to the Sifnos Ship, the Sifnos Management Agreement; or

(e)          in relation to the Tinos Ship, the Tinos Management Agreement,

and "Management Agreements" means any or all of them;

"Manager" means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or any other person appointed by the relevant Borrower, with the prior written consent of the Bank, as the manager of such Ship and, in each such case, includes its successors in title;

"Manager's Undertaking" means:

(a)         in relation to the Andros Ship, the Andros Manager's Undertaking;

(b)        in relation to the Dilos Ship, the Dilos Manager's Undertaking;

(c)        in relation to the los Ship, the los Manager's Undertaking;

(d)        in relation to the Sifnos Ship, the Sifnos Manager's Undertaking; or

(e)        in relation to the Tinos Ship, the Tinos Manager's Undertaking;

and "Manager's Undertakings" means any or all of them;

"Margin" means:

(a)        in relation to all Tranches, from the date of this Agreement until 19 June 2008, zero point nine zero per cent (0.90%) per annum;

(b)        in relation to the Andros Tranche, the Dilos Tranche and the los Tranche, from 20 June 2008 and at all times thereafter, one per cent (1%) per annum;

(c)        in relation to the Sifnos Tranche:

(i)	from 20 June 2008 until 26 September 2010, one per cent (1%) per annum;

(ii)	from 27 September 2010 and at all times thereafter, two per cent (2%) per annum; and

(d)        in relation to the Tinos Tranche:

(i)	from 20 June 2008 until 29 October 2010, one per cent (1%) per annum;

(ii)	from 30 October 2010 and at all times thereafter, two per cent (2%) per annum;

"Master Agreement Security Deed" means the security deed executed or (as the context may require) to be executed by the Borrowers in favour of the Bank in the form set out in schedule 3 of the Eighth Supplemental Agreement;

"Master Swap Agreement" means the agreement made between the Bank and the Borrowers dated as of 5 July 2007, as amended by the Fourth Supplemental Agreement, the Sixth Supplemental Agreement and the Eighth Supplemental Agreement comprising an ISDA Master Agreement, a schedule thereto and any Confirmations (as defined therein) supplemental thereto;

"month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

"Mortgage" means:

(a)        in relation to the Andros Ship, the Andros Mortgage;

(b)        in relation to the Dilos Ship, the Dilos Mortgage;

(c)        in relation to the los Ship, the los Mortgage;

(d)        in relation to the Sifnos Ship, the Sifnos Mortgage; or

(e)         in relation to the Tinos Ship, the Tinos Mortgage,

and "Mortgages" means any or all of them;

"Mortgaged Ship" means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the Drawdown Date of the Delivery Advance for that Ship and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement or any of the Supplemental Agreements until whichever shall be the earlier of (i) the payment in full of the amount required to be paid by the Bank pursuant to clause 4.3 following the Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

"Operating Account" means:

(a)	in relation to the Andros Ship, the Andros Operating Account;

(b)	in relation to the Dilos Ship, the Dilos Operating Account;

(c)	in relation to the los Ship, the los Operating Account;

(d)	in relation to the Sifnos Ship, the Sifnos Operating Account; or
(e)	in relation to the Tinos Ship, the Tinos Operating Account,

and "Operating Accounts" means any or all of them;

"Operator" means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of "Company" set out in rule 1.1.2 of the Code;

"Original Borrower" means each of the Andros Borrower, the Dilos Borrower, the los Original Borrower, the Sifnos Original Borrower and the Tinos Original Borrower, each incorporated in the Republic of Liberia with its registered address at 80 Broad Street, Monrovia, Liberia and includes its successors in title and "Original Borrowers" means any or all of them;

"Permitted Encumbrance" means any Encumbrance in favour of the Bank created pursuant to the Security Documents, the First Mortgage Documents and Permitted Liens;

"Permitted Liens" means, in relation to each Ship, any lien on that Ship for master's, officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the relevant Casualty Amount;

"Pollutant" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

"Pre-delivery Advances":

(a)	in relation to the Andros Ship and the Andros Tranche, means the Andros Pre-delivery Advances;

(b)	in relation to the Dilos Ship and the Dilos Tranche, means the Dilos Pre-delivery Advances;

(c)	in relation to the los Ship and the los Tranche, means the los Pre-delivery Advances;

(d)	in relation to the Sifnos Ship and the Sifnos Tranche, means the Sifnos Pre-delivery Advances; or

(e)	in relation to the Tinos Ship and the Tinos Tranche, means the Tinos Pre-delivery Advances,

and "Pre-delivery Advance" means any of them;

"Pre-delivery Security Assignment" means:

(a)	in relation to the Andros Ship, the Andros Pre-delivery Security Assignment;

(b)	in relation to the Dilos Ship, the Dilos Pre-delivery Security Assignment;

(c)	in relation to the los Ship, the los Pre-delivery Security Assignment;

(d)	in relation to the Sifnos Ship, the Sifnos Pre-delivery Security Assignment; or
(e)	in relation to the Tinos Ship, the Tinos Pre-delivery Security Assignment,

and "Pre-delivery Security Assignments" means any or all of them;

"Refund Guarantee" means:

(a)	in relation to the Andros Ship, any Andros Refund Guarantee;

(b)	in relation to the Dilos Ship, any Dilos Refund Guarantee;

(c)	in relation to the los Ship, any los Refund Guarantee;

(d)	in relation to the Sifnos Ship, any Sifnos Refund Guarantee; or

(e)	in relation to the Tinos Ship, any Tinos Refund Guarantee,

and "Refund Guarantees" means any or all of them;

"Refund Guarantee Assignment Consent and Acknowledgement" means:

(a)	in relation to the Andros Ship, any Andros Refund Guarantee Assignment Consent and Acknowledgement;

(b)	in relation to the Dilos Ship, any Dilos Refund Guarantee Assignment Consent and Acknowledgement;

(c)	in relation to the los Ship, any los Refund Guarantee Assignment Consent and Acknowledgement;

(d)	in relation to the Sifnos Ship, any Sifnos Refund Guarantee Assignment Consent and Acknowledgement; or

(e)	in relation to the Tinos Ship, any Tinos Refund Guarantee Assignment Consent and Acknowledgement,

and "Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;

"Refund Guarantor" means Bank of Communications, Fuzhou Branch of Fuzhou, People's Republic of China and/or any other bank or financial institution acceptable to the Bank in its sole discretion and appointed by the Builder to issue a Refund Guarantee and includes their respective successors in title and "Refund Guarantors" means any or all of them;

"Registry" means, in relation to a Ship, any registrar, consul, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Borrower's title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

"Regulatory Agency" means the Government Entity or other organisation in a Flag State which has been designated by the Government of that Flag State to implement and/or administer and/or enforce the provisions of the Code;

"Related Company":

(a)   of the Bank, means any Subsidiary of the Bank, any company or other entity of which the Bank is a Subsidiary and any Subsidiary of any such company or entity; or

(b)   of a Security Party, means any company or other entity which is active in the bunkering business or services and which is:

(i)	a Subsidiary of the relevant Security Party; or

(ii)	any company or other entity ("holding company") of which such Security Party is a Subsidiary; or

(iii)	any Subsidiary (other than such Security Party) of any such holding company;

"Relevant Jurisdiction" means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

"Relevant Party" means the Borrowers, the Borrowers' Related Companies, the other Security Parties (other than the Builder and the Refund Guarantors) and their respective Related Companies;

"Relevant Ship" means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

"Repayment Dates" means, in relation to each Tranche (and subject to clause 6.3), the First Repayment Date in respect such Tranche and each of the dates falling at three (3) monthly intervals after such First Repayment Date up to and including the date falling one hundred and seventeen (117) months after such First Repayment Date;

"Requisition Compensation" means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

"Second Advance":

(a)	in relation to the Andros Ship and the Andros Tranche, means the Andros Second Advance;

(b)	in relation to the Dilos Ship and the Dilos Tranche, means the Dilos Second Advance;

(c)	in relation to the los Ship and the los Tranche, means the los Second Advance;

(d)	in relation to the Sifnos Ship and the Sifnos Tranche, means the Sifnos Second Advance; or

(e) in relation to the Tinos Ship and the Tinos Tranche, means the Tinos Second Advance,

and "Second Advances" means any or all of them;

"Second Supplemental Agreement" means the agreement dated 5 February 2010 supplemental to this Agreement made between (inter alios) certain of the Borrowers (other than the Sifnos Borrower and the Tinos Borrower), the Sifnos Original Borrower, the Tinos Original Borrower, the los Original Borrower and the Bank;

"Security Documents" means this Agreement, the Supplemental Agreements, the Master Swap Agreement, the Master Agreement Security Deed, the Corporate Guarantee, the Mortgages, the Deeds of Covenant, the Pre-delivery Security Assignments, the Contract Assignment Consents and Acknowledgements, the Refund Guarantee Assignment Consents and Acknowledgements, the Manager's Undertakings and any other agreement or document as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Loan, interest thereon and other moneys from time to time owing by the Borrowers or any of them or any other Security Party pursuant to this Agreement and/or the Master Swap Agreement or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

"Security Party" means each Borrower, the Corporate Guarantor, the Manager, each Refund Guarantor and the Builder or any other person who may at any time be a party to any of the Security Documents (other than the Bank);

"Security Period" means the period commencing on the date hereof and terminating upon discharge of the security created by the Security Documents by payment of all monies payable thereunder;

"Security Requirement" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, One hundred and twenty per cent (120%) of the aggregate of (a) the Loan and (b) the cost (if any) (as certified by the Bank whose certificate shall in the absence of manifest error be conclusive and binding on the Borrowers and the Bank) of terminating any Transactions entered into pursuant to the Master Swap Agreement;

"Security Value" means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrowers and the Bank) which is, at any relevant time, the aggregate of (i) the market value of the Mortgaged Ships as most recently determined in accordance with clause 8.2.2 and (ii) the market value of any additional security for the time being actually provided to the Bank pursuant to clause 8.2;

"Seventh Supplemental Agreement" means the agreement dated 17 August 2012 supplemental to this Agreement made between (inter alios) certain of the Borrowers (other than the los Borrower), the los Original Borrower and the Bank;

"Ships" means, together, the Andros Ship, the Dilos Ship, the los Ship, the Sifnos Ship and the Tinos Ship and

(a)	in relation to the Andros Borrower and/or the Andros Tranche (or any Advance thereof), means the Andros Ship;

(b)	in relation to the Dilos Borrower and/or the Dilos Tranche (or any Advance thereof), means the Dilos Ship;

(c)	in relation to the los Borrower and/or the los Tranche (or any Advance thereof), means the los Ship;

(d)	in relation to the Sifnos Borrower and/or the Sifnos Tranche (or any Advance thereof), means the Sifnos Ship;

(e)	in relation to the Tinos Borrower and/or the Tinos Tranche (or any Advance thereof), means the Tinos Ship,

and "Ship" means any of them;

"Ship Security Documents":

(a)   in relation to the Andros Ship, means the Andros Mortgage, the Andros Deed of Covenant and the Andros Manager's Undertaking;

(b)   in relation to the Dilos Ship, means the Dilos Mortgage, the Dilos Deed of Covenant and the Dilos Manager's Undertaking;

(c)   in relation to the los Ship, means the los Mortgage, the los Deed of Covenant and the los Manager's Undertaking;

(d)   in relation to the Sifnos Ship, means the Sifnos Mortgage, the Sifnos Deed of Covenant and the Sifnos Manager's Undertaking; or

(e)   in relation to the Tinos Ship, means the Tinos Mortgage, the Tinos Deed of Covenant and the Tinos Manager's Undertaking;

  "Sifnos Advances" means, together, the Sifnos Pre-delivery Advances and the Sifnos Delivery Advance and "Sifnos Advance" means any of them;

"Sifnos Borrower" means Anafi Shipping (Pte.) Ltd. of 22 Jalan Kilang, #06-01 Nora Building, Singapore 159419 and includes its successors in title;

"Sifnos Contract" means the shipbuilding contract dated 25 May 2007, made between the Builder and the Sifnos Original Borrower, as amended by addendum number 1 thereto dated 28 June 2007, further amended by addendum number 2 dated 16 June 2008, as novated in favour of the Sifnos Borrower pursuant to a novation agreement dated as of 6 April 2011 and as may be further amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the Sifnos Borrower, of the Sifnos Ship;

"Sifnos Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Sifnos Contract to be given by the Builder in the form scheduled to the Sifnos Pre-delivery Security Assignment;

"Sifnos Contract Price" means Nine million five hundred and ninety thousand Dollars ($9,590,000) or such other lesser sum in Dollars as may be payable by the Sifnos Borrower to the Builder pursuant to the Sifnos Contract, as the purchase price for the Sifnos Ship thereunder;

"Sifnos Deed of Covenant" means the first priority deed of covenant collateral to the Sifnos Mortgage dated 17 August 2012 executed or (as the context may require) to be executed by the Sifnos Borrower in favour of the Bank;

"Sifnos Delivery Advance" means an Advance of up to $3,800,400 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose (a) financing in part the final instalment of the Sifnos Contract Price falling due on the Delivery Date for the Sifnos Ship and (b) (as to the balance) financing the payment of any other part of the Total Construction Cost for the Sifnos Ship previously paid by the Sifnos Borrower and not financed by this Agreement;

"Sifnos First Advance" means an advance of up to $631,200 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in part the payment of the first instalment of the Sifnos Contract Price falling due before the Delivery Date of the Sifnos Ship as set out in schedule 3;

"Sifnos Fourth Advance" means an Advance of up to $946,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in part the payment of the fourth instalment of the Sifnos Contract Price falling due before the Delivery Date for the Sifnos Ship as set out in schedule 3;

"Sifnos Management Agreement" means the management agreement dated 29 March 2011 made between the Sifnos Borrower and the Manager providing (inter alia) for the Manager to manage the Sifnos Ship;

"Sifnos Manager's Undertaking" means the first priority undertaking and assignment in relation to the Sifnos Ship dated 17 August 2012 executed by the Manager in favour of the Bank;

"Sifnos Mortgage" means the first priority statutory Singaporean mortgage of the Sifnos Ship dated 17 August 2012 executed by the Sifnos Borrower in favour of the Bank;

"Sifnos Operating Account" means an interest bearing Dollar account of the Sifnos Borrower opened or (as the context may require) to be opened by the Sifnos Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Sifnos Operating Account for the purposes of this Agreement;

"Sifnos Original Borrower" means Sifnos Marine Inc. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

"Sifnos Pre-delivery Advances" means, together, the Sifnos First Advance, the Sifnos Second Advance, the Sifnos Third Advance and the Sifnos Fourth Advance and "Sifnos Pre-delivery Advance" means any of them;

"Sifnos Pre-delivery Security Assignment" means the assignment of the Sifnos Contract and the Sifnos Refund Guarantees dated 5 July 2007 executed by the Sifnos Original Borrower in favour of the Bank;

"Sifnos Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Sifnos Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Sifnos Refund Guarantee to be given by a Refund Guarantor in the form scheduled to the Sifnos Pre-delivery Security Assignment and "Sifnos Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;

"Sifnos Refund Guarantees" mean, together, the letter of guarantee no. LGD6600200700011 dated 8 June 2007 (as amended on 3 July 2007) issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in respect of certain of the Builder's obligations under the Sifnos Contract and any other letters of guarantee issued or to be issued by a Refund Guarantor in respect of the Builder's obligations under the Sifnos Contract, pursuant to the Sifnos Contract or any agreement supplemental to the Sifnos Contract, and any extensions, renewals or replacements, amendments, supplements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and "Sifnos Refund Guarantee" means any of them;

"Sifnos Second Advance" means an Advance of up to $1,746,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in part the payment of the second instalment of the Sifnos Contract Price falling due before the Delivery Date for the Sifnos Ship as set out in schedule 3;

"Sifnos Ship" means the 3,800 dwt (approximately) double-hull oil product tanker known as Hull No. DN-3800-14 on the date of this Agreement, to be constructed and sold by the Builder to the Sifnos Borrower pursuant to the Sifnos Contract and to be registered on the Delivery Date for such Ship in the ownership of the Sifnos Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Anafi;

"Sifnos Third Advance" means an Advance of up to $1,506,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in full the payment of the third instalment of the Sifnos Contract Price falling due before the Delivery Date for the Sifnos Ship as set out in schedule 3;

"Sifnos Tranche" means a tranche of the Loan of up to $8,632,000 to be drawn down in not more than five (5) Advances (being the Sifnos Advances) or (as the context may require) the aggregate principal amount thereof undertaking at any relevant time;

"Sixth Supplemental Agreement" means the agreement dated 8 August 2011 supplemental to this Agreement made between (inter alios) certain of the Borrowers, the Original Borrowers (other than the Sifnos Original Borrower) and the Bank;

"SMC" means a safety management certificate issued in respect of a Ship in accordance with rule 13 of the Code;

"Subsidiary" of a person means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

"Supplemental Agreement" means the agreement dated 12 September 2008 supplemental to this Agreement made between (inter alios) certain of the Borrowers (other than the Sifnos Borrower, the Tinos Borrower and the los Borrower), the Sifnos Original Borrower, the Tinos Original Borrower, the los Original Borrower and the Bank;

"Supplemental Agreements" means together the Supplemental Agreement, the Second Supplemental Agreement, the Third Supplemental Agreement, the Fourth Supplemental Agreement, the Fifth Supplemental Agreement, the Supplemental Letter, the Sixth Supplemental Agreement, the Seventh Supplemental Agreement and the Eighth Supplemental Agreement;

"Supplemental Letter" means the letter dated 23 June 2011 executed by the Bank and acknowledged and agreed by the Borrowers (other than the Tinos Borrower), the Original Borrowers (other than the Sifnos Original Borrower), the Corporate Guarantor and the Manager;

"Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

"Termination Date" means:

(a)         in relation to each Andros Advance, 30 May 2010;

(b)         in relation to each Dilos Advance, 30 July 2010;

(c)         in relation to each los Advance, 30 August 2010;

(d)         in relation to each Sifnos Advance, 29 April 2011; or

(e)         in relation to each Tinos Advance, 31 July 2011;

or, in each such case, such later date as the Borrowers may request and the Bank may in its absolute discretion consent to;

"Third Advance":

(a)         in relation to the Andros Ship and the Andros Tranche, means the Andros Third Advance;

(b)         in relation to the Dilos Ship and the Dilos Tranche, means the Dilos Third Advance;

(c)         in relation to the los Ship and the los Tranche, means the los Third Advance;

(d)          in relation to the Sifnos Ship and the Sifnos Tranche, means the Sifnos Third Advance; or

(e)          in relation to the Tinos Ship and the Tinos Tranche, means the Tinos Third Advance,

and "Third Advances" means any or all of them;

"Third Supplemental Agreement" means the agreement dated 11 February 2011 supplemental to this Agreement made between (inter alios) certain of the Borrowers (other than the Sifnos Borrower, the Tinos Borrower and the los Borrower), the Sifnos Original Borrower, the Tinos Original Borrower, the los Original Borrower and the Bank;

"Tinos Advances" means, together, the Tinos Pre-delivery Advances and the Tinos Delivery Advance and "Tinos Advance" means any of them;

"Tinos Borrower" means Aegean VII Shipping Ltd of 25/16 Vincenti Buildings, Strait Street, Valletta, VLT 1432, Republic of Malta and includes its successors in title;

"Tinos Contract" means the shipbuilding contract dated 25 May 2007, made between the Builder and the Tinos Original Borrower, as amended by addendum number 1 thereto dated 28 June 2007, further amended by addendum number 2 dated 16 June 2008 as novated in favour of the Tinos Borrower pursuant to a novation agreement dated as of 11 August 2011 and as may be further amended, supplemented, varied, replaced or novated from time to time with the prior written consent of the Bank, relating to the construction and sale by the Builder, and the purchase by the Tinos Borrower, of the Tinos Ship;

"Tinos Contract Assignment Consent and Acknowledgement" means the acknowledgement of notice of, and consent to, the assignment in respect of the Tinos Contract to be given by the Builder in the form scheduled to the Tinos Pre-delivery Security Assignment;

"Tinos Contract Price" means Nine million five hundred and ninety thousand Dollars ($9,590,000) or such other lesser sum in Dollars as may be payable by the Tinos Borrower to the Builder pursuant to the Tinos Contract, as the purchase price for the Tinos Ship thereunder;

"Tinos Deed of Covenant" means the first priority deed of covenant dated 11 August 2011 collateral to the Tinos Mortgage executed by the Tinos Borrower in favour of the Bank;

"Tinos Delivery Advance" means an Advance of up to $3,800,400 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of (a) financing in part the final instalment of the Tinos Contract Price falling due on the Delivery Date for the Tinos Ship and (b) (as to the balance) financing the payment of any other part of the Total Construction Cost for the Tinos Ship previously paid by the Tinos Borrower and not financed by this Agreement;

"Tinos First Advance" means an Advance of up to $631,200 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in part the payment of the second instalment of the Tinos Contract Price falling due before the Delivery Date for the Tinos Ship as set out in schedule 3;

"Tinos Fourth Advance" means an Advance of up to $946,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing in part the payment of the fourth instalment of the Tinos Contract Price falling due before the Delivery Date for the Tinos Ship as set out in schedule 3;

"Tinos Management Agreement" means the management agreement dated 21 July 2011 made between the Tinos Borrower and the Manager providing (inter alia) for the Manager to manage the Tinos Ship;

"Tinos Manager's Undertaking" means the first priority undertaking and assignment in relation to the Tinos Ship dated 11 August 2011 executed by the Manager in favour of the Bank;

"Tinos Mortgage" means the first priority statutory Maltese mortgage of the Tinos Ship dated 11 August 2011 executed by the Tinos Borrower in favour of the Bank;

"Tinos Operating Account" means an interest bearing Dollar account of the Tinos Borrower opened or (as the context may require) to be opened by the Tinos Borrower with the Bank and includes any sub-accounts thereof and any other account designated in writing by the Bank to be a Tinos Operating Account for the purposes of this Agreement;

"Tinos Original Borrower" means Tinos Marine Inc. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

"Tinos Pre-delivery Advances" means, together, the Tinos First Advance, the Tinos Second Advance, the Tinos Third Advance and the Tinos Fourth Advance and "Tinos Pre-delivery Advance" means any of them;

"Tinos Pre-delivery Security Assignment" means the assignment of the Tinos Contract and the Tinos Refund Guarantees dated 5 July 2007 executed by the Tinos Original Borrower in favour of the Bank;

"Tinos Refund Guarantee Assignment Consent and Acknowledgement" means, in relation to each Tinos Refund Guarantee, an acknowledgement of notice of, and consent to, the assignment in respect of that Tinos Refund Guarantee to be given by a Refund Guarantor in the form scheduled to the Tinos Pre-delivery Security Assignment and "Tinos Refund Guarantee Assignment Consents and Acknowledgements" means any or all of them;

"Tinos Refund Guarantees" means, together, the letter of guarantee no. LGD6600200700015 dated 8 June 2007 (as amended on 3 July 2007) issued by Bank of Communications, Fuzhou Branch as Refund Guarantor in respect of certain of the Builder's obligations under the Tinos Contract and any other letters of guarantee issued or to be issued by a Refund Guarantor in respect of the Builder's obligations under the Tinos Contract, pursuant to the Tinos Contract or any agreement supplemental to the Tinos Contract, and any extensions, renewals or replacements, amendments, supplements to or of any such guarantee(s), in each case in form and substance acceptable to the Bank in its sole discretion and "Tinos Refund Guarantee" means any of them;

"Tinos Second Advance" means an Advance of up to $1,746,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in part the payment of the second instalment of the Tinos Contract Price falling due before the Delivery Date for the Tinos Ship as set out in schedule 3;

"Tinos Ship" means the 3,800 dwt (approximately) double-hull oil product tanker known as Hull No. DN-3800-15 on the date of this Agreement, to be constructed and sold by the Builder to the Tinos Borrower pursuant to the Tinos Contract and to be registered on the Delivery Date for such Ship in the ownership of the Tinos Borrower through the relevant Registry under the laws and flag of the relevant Flag State with the name Sikinos;

"Tinos Third Advance" means an Advance of up to $1,506,800 made or (as the context may require) to be made available to the Borrowers and/or the Original Borrowers for the purpose of financing or refinancing in part the payment of the third instalment of the Tinos Contract Price falling due before the Delivery Date for the Tinos Ship as set out in schedule 3;

"Tinos Tranche" means a tranche of the Loan of up to $8,632,000 to be drawn down in not more than five (5) Advances (being the Tinos Advances) or (as the context may require) the aggregate principal amount thereof undertaking at any relevant time;

"Total Construction Cost" means, in relation to each Ship:

(a)        the Contract Price for that Ship; and

(b)
additional expenditure in the amount of up to $1,200,000 incurred or (as the context may require) to be incurred by the Borrower owning that Ship in connection with the construction and supervision of that Ship;

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)
the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Borrower from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

"Tranche" means:

(a)	in relation to the Andros Ship, the Andros Tranche;

(b)	in relation to the Dilos Ship, the Dilos Tranche;

(c)	in relation to the los Ship, the los Tranche;

(d)	in relation to the Sifnos Ship, the Sifnos Tranche; or
(e)	in relation to the Tinos Ship, the Tinos Tranche,

and "Tranches" means any or all of them;

"Transaction" means a Transaction as defined in the introductory paragraph of the Master Swap Agreement;

"Transferee" has the meaning ascribed thereto in clause 15.4; and

"Underlying Documents" means, together, the Contracts, the Refund Guarantees and the Management Agreements

and "Underlying Document" means any of them.

1.3         Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4        Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1          references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2          references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3       references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and for the avoidance of doubt shall include any Basel II Regulation or any Basel III Regulation;

1.4.4          words importing the plural shall include the singular and vice versa;

1.4.5          references to a time of day are to London time;

1.4.6          references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7          "control" means, in relation to a body corporate:

(a)    the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:

(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or

(iii)	give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or

(b)     the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

1.4.8          two or more persons are "acting in concert" if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Corporate Guarantor by any of them, either directly or indirectly to obtain or consolidate control of the Corporate Guarantor;

1.4.9          references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guaranteed" shall be construed accordingly; and

1.4.10        references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

       2         The Commitment and the Loan

2.1         Agreement to lend

The Bank, relying upon each of the representations and warranties in clause 7, agrees to lend to the Borrowers, jointly and severally, upon and subject to the terms of this Agreement, the principal sum of up to Forty three million one hundred and sixty thousand Dollars ($43,160,000) in twenty five (25) Advances comprising five (5) Tranches, namely, the Andros Tranche, the Dilos Tranche, the los Tranche, the Sifnos Tranche and the Tinos Tranche.

2.2     Drawdown

Subject to the terms and conditions of this Agreement, each Advance shall be made following receipt by the Bank from the Borrowers of a Drawdown Notice not later than 10:00 a.m. on the second Banking Day before the date, which shall be a Banking Day falling within the relevant Drawdown Period, on which such Advance is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

    2.3        Timing and limitations of Loan, Tranches and Advances

2.3.1          The aggregate amount of the Loan shall not exceed the lower of (a) Forty three million one hundred and sixty thousand Dollars ($43,160,000) and (b) eighty per cent (80%) of the aggregate Total Construction Cost of all the Ships.

2.3.2          The aggregate amount of all the Advances for a Ship shall not exceed the lower of (a) Eight million six hundred and thirty two thousand Dollars ($8,632,000) and (b) eighty per cent (80%) of the Total Construction Cost of the relevant Ship.

2.3.3          The amount of each Pre-delivery Advance shall be:

(a)	in the case of each First Advance, not more than $631,200;

(b)	in the case of each Second Advance, not more than $1,746,800;

(c)	in the case of each Third Advance, not more than $1,506,800; and

(d)	in the case of each Fourth Advance, not more than $946,800.

2.3.4          Each First Advance:

(a)	shall be applied in or towards payment to the Builder of part of the first instalment of the Contract Price for the Ship relevant to such Advance;

(b)	shall be made when the instalment referred to in paragraph 2.3.4(a) above has become due and payable, as specified in the third column of schedule 3 opposite the relevant First Advance; and

(c)
shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant First Advance shall be advanced to the Borrowers.

2.3.5          Each Second Advance:

(a)	shall be applied in or towards payment to the Builder of part of the second instalment of the Contract Price for the Ship relevant to such Advance;

(b)	shall be made when the instalment referred to in paragraph 2.3.5(a) above has become due and payable, as specified in the third column of schedule 3 opposite the relevant Second Advance; and

(c)
shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Second Advance shall be advanced to the Borrowers.

2.3.6          Each Third Advance:

(a)	shall be applied in or towards payment to the Builder of part of the third instalment of the Contract Price for the Ship relevant to such Advance;

(b)	shall be made when the instalment referred to in paragraph 2.3.6(a) above has become due and payable, as specified in the third column of schedule 3 opposite the relevant Third Advance; and

(c)
shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Third Advance shall be advanced to the Borrowers.

2.3.7          Each Fourth Advance:

(a)	shall be applied in or towards payment to the Builder of part of the fourth instalment of the Contract Price for the Ship relevant to such Advance;

(b)	shall be made when the instalment referred to in paragraph 2.3.7(a) above has become due and payable, as specified in the third column of schedule 3 opposite the relevant Fourth Advance; and

(c)
shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Fourth Advance (or part thereof) shall be advanced to the Borrowers.

2.3.8        Each Delivery Advance:

(a)	shall not exceed the lower of:

(i)	Three million eight hundred thousand and four hundred Dollars ($3,800,400);

(ii)
the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the Total Construction Cost of that Ship;

(iii)
the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Ship actually drawn down, will produce a figure equal to eighty per cent (80%) of the market value of that Ship determined in accordance with the valuation of such Ship obtained pursuant to schedule 2, Part 6, paragraph 19; and

(iv)	the amount in Dollars which, when added to the aggregate amount of the Pre-delivery Advances for the relevant Ship actually drawn down, will produce a total figure of $8,632,000;

(b)
shall be applied (i) first, in or towards payment to the Builder of the final instalment of the Contract Price for the Ship relevant to such Advance and (ii) secondly, as to its balance, in financing of any part of the Total Construction Cost .of the relevant Ship previously paid by the relevant Borrower when it was due and not financed by this Agreement;

(c)	shall be made when the instalment referred to in paragraph 2.3.8(b)(i) above has become due and payable; and

(d)
(except for the part of the relevant Delivery Advance referred to in paragraph 2.3.8(b)(ii) above, which shall be paid directly to the Borrowers) shall be paid by the Bank to the Builder, unless the relevant Borrower has already paid such instalment to the Builder when it was due, in which case the relevant Delivery Advance (or part thereof) shall be advanced to the Borrowers.

2.4          Availability

Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of clause 9, on the date specified in the Drawdown Notice make the relevant Advance available to the Borrowers in accordance with clause 6.2. The Borrowers acknowledge that payment of any Advance (or part thereof) to the Builder in accordance with clause 6.2 shall satisfy the obligation of the Bank to lend that Advance to the Borrowers under this Agreement.

2.5        Termination of Commitment

Any part of the Commitment undrawn and uncancelled by the relevant Termination Date, shall thereupon be automatically cancelled.

2.6        Application of proceeds

Without prejudice to the Borrowers' obligations under clause 8.1.3, the Bank shall have no responsibility for the application of proceeds of the Loan or any part thereof by the Borrowers.

3        Interest and Interest Periods

3.1        Normal interest rate

The Borrowers shall pay interest on each Tranche in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first three (3) months from the commencement of the Interest Period and the subsequent instalments at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Bank to be the aggregate of (a) the Margin, (b) the Additional Cost and (c) LIBOR for such Interest Period.

3.2        Selection of Interest Periods

The Borrowers may by notice received by the Bank not later than 10:00 a.m. on the second Banking Day before the beginning of each Interest Period, specify whether such Interest Period shall have a duration of one (1) month, two (2) months, (3) months, six (6) months or twelve (12) months or such other period as the Borrowers may select and the Bank may, in its absolute discretion, agree Provided always that if, on any date upon which an Interest Period falls to be selected by the Borrowers pursuant to this clause 3.2, a Transaction or Transactions (which is/are effective or which shall become effective during the relevant Interest Period) shall have been entered into between the Bank and the Borrowers pursuant to the Master Swap Agreement, LIBOR shall, during the period of any such Transaction(s) and for an amount equal to the notional amount of such Transaction(s), be determined by reference to the rate for deposits in Dollars displayed on Reuters page LIBOR 01 (British Bankers' Association Settlement Rates) in accordance with the proviso to the definition of LIBOR in clause 1.2 and, for the avoidance of doubt, LIBOR for that part of the Loan which exceeds the notional amount of the Transaction(s) shall be determined by reference to the rate for deposits in Dollars referred to in the definition of LIBOR in clause 1.2 but excluding the proviso to such definition.

3.3        Determination of Interest Periods

Every Interest Period shall be of the duration required by, or specified by the Borrowers pursuant to, clause 3.2 but so that:

3.3.1
the initial Interest Period in respect of each Advance shall commence on the Drawdown Date  of such Advance and each subsequent Interest Period in respect thereof shall commence on the last day of the previous Interest Period for such Advance;

3.3.2
the initial Interest Period in respect of each Advance in respect of a Ship (after the first Advance to be drawn down in respect of such Ship) shall end on the same day as the then current Interest Period for the Tranche for such Ship and, on the last day of such Interest Period, all drawn Advances of such Tranche shall be consolidated into, and shall thereafter constitute, the Tranche in respect of such Ship;

3.3.3
if any Interest Period in respect of a Tranche would otherwise overrun a Repayment Date for such Tranche, then, in the case of the last Repayment Date for such Tranche, such Interest Period shall end on such Repayment Date, and in the case of any other Repayment Date or Repayment Dates for such Tranche, the relevant Tranche shall be divided into parts so that there is one part in the amount of the repayment instalment or instalments due on each

Repayment Date for such Tranche falling during that Interest Period and having an Interest Period ending on the relevant Repayment Date and another part in the amount of the balance of the relevant Tranche having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4
if the Borrowers fail to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3, such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4        Default interest

If the Borrowers fail to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents (other than the Master Swap Agreement), the Borrowers shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause 3.4. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (a) one per cent (1%) per annum, (b) the Margin, (c) the Additional Cost and (d) LIBOR for such period. Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date, provided that, if such unpaid sum is an amount of principal which became due and payable by reason of a declaration by the Bank under clause 10.2.2 or a prepayment pursuant to clauses 4.3, 8.2 or 12.1, on a date other than an Interest Payment Date relating thereto, the first such period selected by the Bank shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate one per cent (1%) above the rate applicable thereto immediately before it shall have become so due and payable. If, for the reasons specified in clause 3.6.1, the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be one per cent (1%) per annum above the aggregate of the Margin and the cost of funds (including Additional Cost) to the Bank.

3.5        Notification of Interest Periods and interest rate

The Bank shall notify the Borrowers promptly of the duration of each Interest Period and of each rate of interest determined by it under this clause 3.

3.6        Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive):

(a)   that adequate and fair means do not exist for ascertaining LIBOR during such Interest Period; or

(b)   that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan for such Interest Period or that LIBOR does not accurately reflect the cost to the Bank of obtaining such deposits, the Bank shall forthwith give notice (a "Determination Notice") thereof to the Borrowers. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed until notice to the contrary is given to the Borrowers by the Bank.

3.6.2	During the period of ten (10) days after any Determination Notice has been given by the Bank under clause 3.6.1, the Bank shall certify an alternative basis (the "Substitute Basis") for maintaining the Loan. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds, including Additional Cost, if any, to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrowers that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

4         Repayment and prepayment

4.1         Repayment

The Borrowers shall repay each Tranche by forty (40) instalments, one such instalment to be repaid on each of the Repayment Dates for such Tranche. Subject to the provisions of this Agreement, the amount of each of the repayment instalments for each Tranche shall be Two hundred and fifteen thousand eight hundred Dollars ($215,800). If the Commitment in respect of any Tranche or part thereof is not drawn in full, the amount of the repayment instalments in respect of the relevant Tranche shall be reduced proportionately.

4.2       Voluntary prepayment

The Borrowers may prepay any Tranche in whole or part (being Two hundred thousand Dollars ($200,000) or any larger sum which is an integral multiple of Two hundred thousand Dollars ($200,000)) on any Interest Payment Date relating to the part of the Tranche to be prepaid, without premium or penalty.

4.3        Prepayment on Total Loss or demand under Refund Guarantees

4.3.1	Before first drawdown

On a Ship becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship being subsequently determined to be a Total Loss, before any Advance for such Ship is drawn down, the obligation of the Bank to advance the Tranche (or part thereof) for such Ship shall immediately cease and the Commitment shall be reduced accordingly.

4.3.2	After first drawdown but prior to Delivery

(a)
On a Ship becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Bank, may result in such Ship being subsequently determined to be a Total Loss, after any Advance for such Ship has been drawn down but prior to the drawing of the Delivery Advance for such Ship, the obligation of the Bank to advance any other Advance (or part thereof) for such Ship shall immediately cease, the Commitment shall be reduced accordingly and the Borrowers shall prepay the Pre-delivery Advances for such Ship in full.

(b)
If a claim is made under any Refund Guarantee and such claim is not paid within twenty (20) Banking Days of it being made (whether or not such claim has been referred to the appropriate courts pursuant to the relevant Refund Guarantee), then (a) the obligation of the Bank to advance any other Advance (or any part thereof) for the Ship relevant to such Refund Guarantee shall immediately cease and (b) forthwith on the expiry of such twenty (20) day period the Borrowers shall prepay in full the then outstanding Advances in respect of that Ship Provided however that if the relevant claim made under the Contract to which such Refund Guarantee relates has been referred to arbitration under the terms of such Contract, the time-limit (and the corresponding prepayment obligation of the Borrowers) referred to in paragraph (b) of this clause shall be extended to ninety (90) days of the claim under the relevant Refund Guarantee being made.

4.3.3	Thereafter - Mortgaged Ships

On the date falling one hundred and twenty (120) days after that on which a Mortgaged Ship became a Total Loss or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are, or Requisition Compensation for such Ship is, received by the relevant Borrower (or the Bank pursuant to the Security Documents), the Borrowers shall prepay the Tranche for such Mortgaged Ship in full.

4.3.4	Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)   in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)   in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)    in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)   in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)   in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Borrower of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.4     Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with (a) accrued interest on the amount to be prepaid to the date of such prepayment, (b) any additional amount payable under clauses 6.6 or 12.2 and (c) all other sums payable by the Borrowers to the Bank under this Agreement or any of the other Security Documents including, without limitation, any accrued commitment commission payable under clause 5.1.2 and any amounts payable under clause 11.

4.5     Notice of prepayment; reduction of repayment instalments

4.5.1
No prepayment may be effected under clause 4.2 unless the Borrowers shall have given the Bank at least fourteen (14) days' notice of their intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable, shall specify the Tranche and the amount thereof to be prepaid and shall oblige the Borrowers to make such prepayment on the date specified.

4.5.2
Any amount prepaid pursuant to clause 4.2 in respect of a Tranche shall be applied in reducing the repayment instalments of the relevant Tranche under clause 4.1 in inverse order of their due dates for payment.

4.5.3
Any amount prepaid pursuant to clause 8.2.1(a) shall be applied in prepayment of all Tranches proportionately as between them and in reduction of the repayment instalments of each Tranche in inverse order of their due dates for payment.

4.5.4	The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement. No amount prepaid under this Agreement may be re-borrowed.

4.6       Master Swap Agreement, repayments and prepayments

4.6.1
Notwithstanding any provision of the Master Swap Agreement to the contrary, in the case of a prepayment of all or part of the Loan (including, without limitation, following the occurrence of a Total Loss in accordance with clause 4.3 or under clauses 8.2.1(a) or 12.1) then, subject to clause 4.6.2, the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers, where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by any Transaction and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine and both the Bank's and the Borrowers' continuing obligations under any Transaction and/or the Master Swap Agreement shall, unless agreed otherwise by the Bank, be calculated so far as the Bank considers it practicable by reference to the amended repayment schedule for the Loan taking into account the fact that less than the full amount of the Loan remains outstanding.

4.6.2
If less than the full amount of the Loan remains outstanding following a prepayment under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction in an amount not wholly matched with or linked to all or part of the Loan, the Borrowers shall, within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document.

4.6.3
The Borrowers shall on the first written demand of the Bank indemnify the Bank in respect of all losses, costs and expenses (including, but not limited to, legal costs and expenses) incurred or sustained by the Bank as a consequence of or in relation to the effecting of any matter or transactions referred to in this clause 4.6.

4.6.4
Notwithstanding any provision of the Master Swap Agreement to the contrary, if for any reason a Transaction has been entered into but nn Advance is drawn down under this Agreement then, subject to clause 4.6.5, the Bank shall be entitled but not obliged (and, where relevant, may do so without the consent of the Borrowers where it would otherwise be required whether under the Master Swap Agreement or otherwise) to amend, supplement, cancel, net out, terminate, liquidate, transfer or assign all or any part of the rights, benefits and obligations created by such Transaction and/or the Master Swap Agreement and/or to obtain or re-establish any hedge or related trading position in any manner and with any person the Bank in its absolute discretion may determine.

4.6.5
If a Transaction has been entered into but no Advance is drawn down under this Agreement and the Bank in its absolute discretion agrees, following a written request of the Borrowers, that the Borrowers may be permitted to maintain all or part of a Transaction, the Borrowers shall, within ten (10) days of being notified by the Bank of such requirement, provide the Bank with, or procure the provision to the Bank of, such additional security as shall in the opinion of the Bank be adequate to secure the performance of such Transaction, which additional security shall take such form, be constituted by such documentation and be entered into between such parties, as the Bank in its absolute discretion may approve or require, and each document comprising such additional security shall constitute a Credit Support Document for the purposes of the Master Swap Agreement and/or otherwise.

4.6.6
Without prejudice to or limitation of the obligations of the Borrowers under clause 4.6.3, in the event that the Bank exercises any of its rights under clauses 4.6.1, 4.6.2, 4.6.4 or 4.6.5 and such exercise results in all or part of a Transaction being terminated, such termination shall be treated under the Master Swap Agreement in the same manner as if it were a Terminated Transaction

(as defined in section 14 of the Master Swap Agreement) effected by the Bank after an Event of Default (as so defined in that section 14) by the Borrowers and, accordingly, the Bank shall be permitted to recover from the Borrowers a payment for early termination calculated in accordance with the provisions of section 6(e)(i) of the Master Swap Agreement.

5      Fees, commitment commission and expenses

5.1      Fees

The Borrowers shall pay to the Bank:

5.1.1	on the date of this Agreement, an arrangement fee of Ninety three thousand nine hundred Dollars ($93,900);

5.1.2
subject to clause 5.1.4, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the earlier of (i) the last day of the last Drawdown Period to elapse and (ii) the Drawdown Date of the last Delivery Advance to be drawn down, and on the earlier of such two dates, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point two five per cent (0.25%) per annum on the daily undrawn amount of the Commitment (except the part of the Commitment (being an amount of $5,600,000) made available pursuant to the Supplemental Agreement); and

5.1.3
subject to clause 5.1.4, on each of the dates falling at three (3) monthly intervals after the date of the Supplemental Agreement until the earlier of (i) the last day of the last Drawdown Period to elapse and (ii) the Drawdown Date of the last Delivery Advance to be drawn down, and on the earlier of such two dates, commitment commission computed from the date of the Supplemental Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of zero point three zero per cent (0.30%) per annum on the daily undrawn amount of the such part of Commitment (being an amount of $5,600,000) which was made available pursuant to the Supplemental Agreement; and

5.1.4
notwithstanding clauses 5.1.2 and 5.1.3 above, the rate of the commitment commission on the entire part of the undrawn portion of the Commitment shall, with effect on and from 8 November 2010, increase to zero point seven five per cent (0.75%) per annum and with effect on and from such date, such rate shall substitute the rate referred to in clauses 5.1.2 and 5.1.3.

The fee referred to in clause 5.1.1 and the commitment commission referred to in clauses 5.1.2, 5.1.3 and 5.1.4 shall be non-refundable and shall be payable by the Borrowers to the Bank whether or not any part of the Commitment is ever advanced.

5.2     Expenses

The Borrowers shall pay to the Bank on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents, together with interest at the rate referred to in clause 3.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

5.3       Value Added Tax

All fees, commitment commission and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Bank under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4       Stamp and other duties

The Borrowers shall pay all stamp, documentary, registration or other like duties or taxes imposed on or in connection with any of the Underlying Documents, the Security Documents or the Loan and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrowers to pay such duties or taxes.

6       Payments and taxes; accounts and calculations

6.1       No set-off or counterclaim

The Borrowers acknowledge that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrowers, such liabilities matching the liabilities of the Borrowers to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrowers gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties. Accordingly, subject to paragraph (i) of Part 5 of the Schedule to the Master Swap Agreement, all payments to be made by the Borrowers under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars (except for charges or expenses which shall be paid in the currency in which they are incurred) on the due date (for value on the day on which payment is due) to the account of the Bank at American Express Bank Limited, 23rd Floor, American Express Tower, 200 Vesey Street, New York, NY 10285-2300, USA, Account Number 000261123 (with a direct tested telex advice to the Bank) or to such other account of the Bank at such bank and in such place as the Bank may from time to time specify for this purpose.

6.2       Payment by the Bank

All sums to be advanced by the Bank to the Borrowers under this Agreement in respect of the Loan shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account specified in the Drawdown Notice for such Advance.

6.3       Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4       Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.5       Certificates conclusive

Any certificate or determination of the Bank as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

6.6     Grossing-up for Taxes

If at any time the Borrowers are required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrowers in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrowers shall indemnify the Bank against any losses or costs incurred by it by reason of any failure of the Borrowers to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrowers shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.7     Loan account

The Bank shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing and paid to, it under the Security Documents. Such account shall be the "account current" referred to in any Mortgage which shall be in a statutory form. Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrowers under the Security Documents.

7     Representations and warranties

7.1     Continuing representations and warranties

The Borrowers jointly and severally represent and warrant to the Bank that:

7.1.1        Due incorporation

each of the Borrowers and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation, under the laws of Liberia as Liberian corporations (in case of the Borrowers other than the Sifnos Borrower, the Tinos Borrower and the los Borrower), under the laws of Singapore as a Singaporean company (in the case of the Sifnos Borrower), under the laws of Malta as Maltese companies (in the case of the Tinos Borrower and the los Borrower) or under the laws of the Marshall Islands as Marshall islands corporations (in the case of the Corporate Guarantor and the Manager) or as companies with limited liability (in the case of the other Security Parties) and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2        Corporate power

each of the Borrowers has power to execute, deliver and perform its obligations under the Borrower's Security Documents and the Underlying Documents to which it is or is to be a party and to borrow the Commitment and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of any Borrower to borrow will be exceeded as a result of borrowing the Loan;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4      No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any of the Borrowers or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Borrowers or any other Security Party is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the constitutional documents of any of the Borrowers or any other Security Party or (iv) result in the creation or imposition of or oblige any of the Borrowers or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrowers or any other Security Party;

7.1.5      No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any of the officers of the Borrowers, threatened against any of the Borrowers or any other Security Party which could have a material adverse effect on the business, assets or financial condition of any of the Borrowers or any of their Related Companies or any other Security Party;

7.1.6      No filings required

save for the registration of the Mortgages through the Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents or any of the Underlying Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Security Documents and the Underlying Documents and each of the Security Documents and the Underlying Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7      Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages), the choice of the law of the relevant Flag State to govern each Mortgage, and the submission by the Security Parties to the non-exclusive jurisdiction of the English courts, are valid and binding;

7.1.8      No immunity

none of the Borrowers nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement); and

7.1.9      Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and the Security Documents or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same.

7.2     Initial representations and warranties

The Borrowers jointly and severally further represent and warrant to the Bank that:

7.2.1       Pari passu

the obligations of each Borrower under this Agreement and the Master Swap Agreement are direct, general and unconditional obligations of such Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of such Borrower (with the exception of any obligations which are mandatorily preferred by law and not by contract);

7.2.2       No default under other Indebtedness

none of the Borrowers nor any of their respective Related Companies nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under the Master Swap Agreement or any other agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3       Information

the information, exhibits and reports furnished by any Security Party to the Bank in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4       No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5       No Default

No Default has occurred and is continuing;

7.2.6	No Default under Contracts or Refund Guarantees

no Borrower is in default of any of its obligations under the relevant Contract or any of its obligations upon the performance or observance of which depend the continued liability of any Refund Guarantor in accordance with the terms of any Refund Guarantee relating to such Ship;

7.2.7	No Encumbrance in respect of pre-delivery security

no Borrower has previously charged, encumbered or assigned the benefit of any of its rights, title and interest in or to the Contract or any Refund Guarantee relating to such Borrower's Ship and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents;

7.2.8	The Ships

each Ship will be on each of the Drawdown Date of the Delivery Advance relevant to such Ship and the Effective Date:

(a)   in the absolute ownership of the relevant Borrower who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(b)	registered in the name of the relevant Borrower through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(c)	operationally seaworthy and in every way fit for service; and

(d)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.9	Ships' employment

none of the Ships is, nor will be, on each of the Drawdown Date of the relevant Delivery Advance and the Effective Date, subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Bank and, on or before the Drawdown Date of the Delivery Advance relevant to a Ship, there will not be any agreement or arrangement whereby the Earnings of that Ship may be shared with any other person;

7.2.10   Freedom from Encumbrances

no Ship, nor its Earnings, Insurances or Requisition Compensation nor its Operating Account nor any other properties or rights which are, or are to be, the subject of any of the Security Documents relating to that Ship nor any part thereof will be, on each of the Drawdown Date of the Delivery Advance relevant to such Ship and the Effective Date, subject to any Encumbrance (other than Permitted Encumbrances);

7.2.11   Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank:

(a)
the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrowers and the other Relevant Parties and, to the best of the Borrowers' knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Borrowers nor any other Relevant Party nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrowers or any of them or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.12   No Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there is no Environmental Claim pending or, to the best of the Borrowers' knowledge and belief, threatened against any of the Borrowers or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrowers' knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.13   No potential Environmental Claims

except as may already have been disclosed by the Borrowers in writing to, and acknowledged in writing by, the Bank, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any of the Borrowers nor, to the best of the Borrowers' knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.14	No material adverse change

there has been no material adverse change in the financial position of the Borrowers or the Manager or the Corporate Guarantor or any other Relevant Party or the consolidated financial position of the Group from that described by the Borrowers to the Bank in the negotiation of this Agreement;

7.2.15	ISPS Code

on the Drawdown Date of the Delivery Advance for a Ship, the relevant Borrower shall have a valid and current ISSC in respect of that Ship and such Ship shall be in compliance with the ISPS Code;

7.2.16	Copies true and complete - commissions

(a)
the copies of each of the Underlying Documents (other than the Refund Guarantees) delivered or to be delivered to the Bank pursuant to clause 9.1 are, or will when delivered be, true and complete copies of such documents; each of such document constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder; and

(b)
there are no address or other commissions payable to any of the Borrowers or any other Relevant Party on account of any of the Contracts, except as disclosed in writing by or on behalf of the Borrowers or any other Security Party to the Bank prior to the date of this Agreement;

7.2.17	Refund Guarantees

the original executed copy of each Refund Guarantee delivered or to be delivered to the Bank pursuant to clause 9 is, or will when delivered be, a true and complete original of such document; each such document will, when delivered, constitute valid and binding obligations of the relevant Refund Guarantor enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder;

7.2.18	Application for DOC and SMC

the Operator maintains a DOC for itself and, on the Drawdown Date of the Delivery Advance for a Ship, it will have applied, for an SMC in respect of such Ship, and neither the Borrowers nor the Operator is aware of any reason why any such application may be refused; and

7.2.19	Shareholdings

(a)	each of the Borrowers and the Manager are wholly-owned direct or indirect Subsidiaries of the Corporate Guarantor; and

(b)	no less than 15% of the total issued voting share capital of the Corporate Guarantor is ultimately beneficially owned by Mr Dimitrios Melisanidis; and

(c)
no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Corporate Guarantor or have the control of the Corporate Guarantor or of its board of directors.

7.3   Repetition of representations and warranties

On and as of each Drawdown Date, on the Effective Date and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrowers shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to the Bank that the then latest audited financial statements delivered by the Borrowers to the Bank (if any) have been prepared in accordance with generally accepted international accounting principles and practices which have been consistently applied and present fairly and accurately the financial position of the Borrowers as at the end of the financial period to which the same relate and the results of the operations of the Borrowers for the financial period to which the same relate, and, as at the end of such financial period, none of the Borrowers had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8     Undertakings

8.1     General

The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and while all or any part of the Commitment remains outstanding, each Borrower will:

8.1.1	Notice of Default

(a)
promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Bank of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing; and

(b)
promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect the ability or rights of any Borrower to make any claims under the Contract or any Refund Guarantee relating to such Ship, which might reduce or release any of the obligations of the Builder under such Contract or of the relevant Refund Guarantor under such Refund Guarantee (as the case may be);

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3	Use of proceeds

use the Loan or, as the case may be, the Advances exclusively for the purpose specified in clauses 1.1 and 2.3;

8.1.4	Pari passu

ensure that its obligations under this Agreement and the Master Swap Agreement shall, without prejudice to the provisions of clause 8.3, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

8.1.5	Financial statements

prepare or cause to be prepared financial statements of each of the Borrowers in accordance with generally accepted international accounting principles and practices consistently applied in respect of each financial year and cause the same to be reported on by their respective auditors and prepare or cause to be prepared unaudited financial statements of each of the Borrowers in respect of each financial half year on the same basis as the annual statements and deliver to the Bank as many copies of the same as the Bank may reasonably require as soon as practicable but not later than one hundred and eighty (180) days (in the case of audited financial statements) and thirty (30) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Bank as many copies as the Bank may reasonably require of every report, circular, notice or like document issued by the Borrowers, the Corporate Guarantor, the Manager, any of their respective Related Companies or any other member of the Group to their shareholders or creditors generally, in each case at the time of issue thereof;

8.1.7	Provision of further information

provide the Bank with such financial and other information concerning the Group, the Borrowers, the other Security Parties, the other Relevant Parties and their respective affairs, at the earliest possible opportunity and in any event at regular intervals of not more than three (3) months and at all other times as the Bank may from time to time require, including, without limitation, any management information, information relating to the Builder and the construction of the Ships, information relating to the position, trading and/or employment of the Ships and any actual or proposed purchase of vessels by any member of the Group, copies of all documents required of the Corporate Guarantor to file with the Securities and Exchange Commission of the U.S.A. or pursuant to the Sarbanes-Oxley Act of the U.S.A. and any other documents or information as may be reasonably required by the Bank;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with, and ensure that each Ship and any Operator at all times complies with, the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Bank if there is any threatened or actual withdrawal of such Operator's DOC or the SMC in respect of any Ship;

8.1.11      Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Bank upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by any of the Borrowers or any Operator of notification that its application for the same has been refused;

8.1.12     ISPS Code compliance

and will procure that the Manager or any Operator will:

(a)	from the Drawdown Date of the Delivery Advance for a Ship and at all times thereafter, maintain a valid and current ISSC in respect of that Ship;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship; and

(c)	procure that, from the Drawdown Date of the Delivery Advance for a Ship and at all times thereafter, that Ship will comply at all times with the ISPS Code; and

8.1.13    "KYC" requirements

deliver to the Bank such documents and evidence as the Bank shall from time to time require, based on applicable law and regulations and the Bank's own internal guidelines from time to time, in each case, relating to the verification of identity and knowledge of the Bank's customers.

8.2    Security value maintenance

8.2.1   Security shortfall

If, at any time after the Drawdown Date of the first Delivery Advance to be drawn down, the Security Value shall be less than the Security Requirement, the Bank may give notice to the Borrowers requiring that such deficiency be remedied and then the Borrowers shall at its discretion either:

(a)
prepay within a period of fourteen (14) days of the date of receipt by the Borrowers of the Bank's said notice such sum in Dollars as will result in the Security Requirement after such prepayment (taking into account any other repayment made in accordance with clause 4.1 between the date of the notice and the date of such prepayment) being at least equal to the Security Value; or

(b)
within fourteen (14) days of the date of receipt by the Borrowers of the Bank's said notice constitute to the satisfaction of the Bank such further security for the Loan as shall be acceptable to the Bank having a value for security purposes (as determined by the Bank in its discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

The provisions of clauses 4.4 and 4.5 shall apply to prepayments made under clause 8.2.1(a).

8.2.2      Valuation of Mortgaged Ships

Each Mortgaged Ship shall, for the purposes of this clause 8.2, be valued in Dollars as and when the Bank shall require by an independent firm of shipbrokers nominated by the Borrowers and approved by the Bank in its sole discretion or, failing such nomination or approval, appointed by the Bank in its sole discretion. Each such valuation of a Mortgaged Ship shall be addressed to the Bank and made without, unless required by the Bank, physical inspection and on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms, as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship. Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 unless the Bank objects to the valuation of the relevant Mortgaged Ship provided by the shipbroker nominated by the Borrowers within seven (7) days of receipt of such valuation, in which event the value of such Mortgaged Ship shall be the mean of the value specified in such valuation and the value specified in a further valuation issued by an independent firm of shipbrokers appointed by the Bank and made on the same basis as specified above.

The value of each Mortgaged Ship determined in accordance with the provisions of this clause 8.2 shall be binding upon the parties hereto until such time as any such further valuations shall be obtained.

8.2.3       Information

The Borrowers jointly and severally undertake to the Bank to supply to the Bank and to any such shipbrokers such information concerning each Mortgaged Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation.

8.2.4       Costs

All costs in connection with the Bank obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and in schedule 2, Part 6, paragraph 19, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrowers electing to constitute additional security pursuant to clause 8.2.1(b), shall be borne by the Borrowers.

8.2.5       Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto.

8.2.6       Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Bank shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Bank's opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.3     Negative undertakings

The Borrowers jointly and severally undertake with the Bank that, from the date of this Agreement and so long as any moneys are owing under the Security Documents and while all or any part of the Commitment remains outstanding, they will not, without the prior written consent of the Bank:

8.3.1       Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues (including, but not limited to, the Borrowers' rights against the Bank under any Transactions and/or the Master Swap Agreement or all or any part of the Borrowers' interest in any amount payable to the Borrowers by the Bank under any Transactions and/or the Master Swap Agreement) in order to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrowers or any of them or any Security Party or any other person;

8.3.2       No merger

merge or consolidate with any other person or enter into any demerger, amalgamation, corporate reconstruction or redomiciliation of any type;

8.3.3       Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the relevant Borrower taken as a whole) of their respective present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4     Other business

undertake any business other than the ownership and operation of the Ships and the chartering of the Ships to third parties;

8.3.5     Acquisitions

acquire any further assets other than the Ships and rights arising under contracts entered into by or on behalf of the relevant Borrower in the ordinary course of its business of owning, operating and chartering the Ships;

8.3.6     Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of their business of owning, operating and chartering the Ships;

8.3.7     No borrowing

incur any Indebtedness except for Indebtedness pursuant to the Security Documents;

8.3.8     Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with any of their Indebtedness except for Indebtedness pursuant to the Security Documents;

8.3.9     Guarantees

issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship;

8.3.10      Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.11      Sureties

permit any Indebtedness of the Borrowers to any person (other than the Bank) to be guaranteed by any person (save for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which a Ship is entered, guarantees required to procure the release of a Ship from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of a Ship);

8.3.12      Share capital and distribution

purchase or otherwise acquire for value any shares of their capital or distribute any of their other present or future assets, undertakings, rights or revenues to any of their shareholders or, following an Event of Default or if an Event of Default is likely to occur as a result thereof, declare or pay any dividends;

8.3.13     Subsidiaries

form or acquire any Subsidiaries; or

8.3.14     Manager

appoint any manager of any of the Ships other than the Manager or terminate or amend the terms of any of the Management Agreements.

8.4      Pre-delivery positive undertakings

The Borrowers hereby jointly and severally undertake and agree with the Bank that they will:

8.4.1       Conveyance on default

where any Ship is (or is to be) sold in exercise of any power contained in the relevant Pre-delivery Security Assignment or otherwise conferred on the Bank, execute, forthwith upon request by the Bank, such form of conveyance of such Ship as the Bank may require;

8.4.2       Flag State

not later than thirty (30) days prior to the Delivery Date of each Ship, obtain the Bank's written approval of the Flag State for such Ship; and

8.4.3       Mortgage

immediately upon Delivery of each Ship procure that the relevant Borrower shall execute, and procure the registration of, the Mortgage over such Ship under the laws and flag of the relevant Flag State and provide all other documents and evidence as specified in Part 6 of schedule 2 in respect of such Ship.

8.5     Pre-delivery negative undertaking

The Borrowers hereby jointly and severally further undertake and agree with the Bank that they will not, without the prior written consent of the Bank (and then only subject to such conditions as the Bank may impose, let or agree to) let any Ship:

8.5.1       on demise charter for any period; or

8.5.2	by any time or consecutive voyage charter for a term which exceeds or which by virtue of any optional extensions therein contained may exceed twelve (12) months' duration; or

8.5.3       on terms whereby more than two (2) months' hire (or the equivalent) is payable in advance; or

8.5.4	below the market rate prevailing at the time when the relevant Ship is fixed.

   9     Conditions

9.1     Documents and evidence

9.1.1	Commitment

The obligation of the Bank to make the Commitment available shall be subject to the condition that the Bank or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in Part 1 of schedule 2, in form and substance satisfactory to the Bank.

9.1.2	First Advances

The obligation of the Bank to make available the First Advance in respect of any Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant First Advance, the documents and evidence specified in Part 2 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.3	Second Advances

The obligation of the Bank to make available the Second Advance in respect of any Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Second Advance, the relevant documents and evidence specified in Part 3 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.4	Third Advances

The obligation of the Bank to make available the Third Advance in respect of any Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Third Advance, the relevant documents and evidence specified in Part 4 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.5	Fourth Advances

The obligation of the Bank to make available the Fourth Advance in respect of any Ship shall be subject to the conduction that the Bank or its duly authorised respective shall have received, on or prior to the drawdown of the relevant Fourth Advance, the documents and evidence specified in Part 5 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.1.6	Delivery Advances

The obligation of the Bank to make available the Delivery Advance in respect of any Ship shall be subject to the condition that the Bank or its duly authorised representative shall have received, on or prior to the drawdown of the relevant Delivery Advance, the documents and evidence specified in Part 6 of schedule 2 in respect of such Ship, in form and substance satisfactory to the Bank.

9.2     General conditions precedent

The obligation of the Bank to make any Advance available shall be subject to the further conditions that, at the time of the giving of the Drawdown Notice in respect of the relevant Advance and at the time of the making of the relevant Advance:

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) and (ii) clause 4 of the Corporate Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of such Advance.

9.3     Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.

9.4     Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date and not later than five (5) Banking Days prior to each Interest Payment Date, the Bank may request and the Borrowers shall, not later than two (2) Banking Days prior to such date, deliver to the Bank on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement.

10         Events of Default

10.1          Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Master Swap Agreement: (i) an Event of Default or Potential Event of Default (in each case as defined in the Master Swap Agreement) has occurred and is continuing under the Master Swap Agreement or (ii) an Early Termination Date (as defined in the Master Swap Agreement) has occurred or been effectively designated under the Master Swap Agreement or (iii) a person entitled to do so gives notice of an Early Termination Date (as defined in the Master Swap Agreement) under section 6(b)(iv) of the Master Swap Agreement or (iv) the Master Swap Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason; or

10.1.3
Breach of Insurance and certain other obligations: any of the Borrowers or the Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the Security Documents) for any of the Ships or if any insurer in respect of such Insurances cancels any of such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such Insurances or for any other failure or default on the part of the Borrowers or any of them or any other person or the Borrowers or the Corporate Guarantor commit any breach of or omit to observe any of the obligations or undertakings expressed to be assumed by them under clauses 8.2, 8.3, 8.4 or 8.5 of this Agreement or clauses 5.1.5 or 5.2 of the Corporate Guarantee, respectively; or

10.1.4
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents or any of the Underlying Documents (other than those referred to in clauses 10.1.1, 10.1.2 and 10.1.3 above) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within fourteen (14) days of the Bank notifying the relevant Security Party of such default and of such required action; or

10.1.5
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents or any of the Underlying Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.6
Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment) or any creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness is withdrawn, suspended or cancelled by reason of any default (howsoever described) of the person concerned unless the relevant Relevant Party shall have satisfied the Bank that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Relevant Party's ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.7
Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

10.1.8
Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.9	Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to purchase or reduce its share capital or to redeem any of its shares; or

10.1.10
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.11
Administration: any petition is presented, notice given or step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.12
Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.13
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.14
Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.7 to 10.1.13 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.15	Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.16
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.17
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.18	Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security

 Documents or for the Bank to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.19	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.20	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.21
Material adverse change: there occurs, in the reasonable opinion of the Bank, a material adverse change in the financial condition of any Security Party or the Group by reference to the financial position of that Security Party or the Group as described by or on behalf of the Borrowers or any Security Party to the Bank in the negotiation of this Agreement; or

10.1.22
Arrest: any Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Borrower and such Borrower shall fail to procure the release of such Ship within a period of two (2) days thereafter; or

10.1.23
Registration: the registration of any Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Bank or if such registration of any Ship is not renewed at least forty five (45) days prior to the expiry of such registration; or

10.1.24
Unrest: any Flag State becomes involved in hostilities or civil war or there is a seizure of power in any Flag State by unconstitutional means if, in any such case, such event could in the opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.25
Environment: any of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or any of the Borrowers and/or any other Relevant Party and/or any of their respective Environmental Affiliates or any Ship or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Bank reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of any of the Borrowers or the Corporate Guarantor or any other Security Party or on the security constituted by any of the Security Documents; or

10.1.26
P&l: any Borrower or the Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.27	Shareholdings:

(a)   at any time (i) Mr Dimitrios Melisanidis is or becomes the ultimate beneficial owner of less than 15% of the total issued voting share capital or of the total issued share capital of the Corporate Guarantor or (ii) any person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are or become the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis), of the total issued voting share capital or of the total issued share capital of the Corporate Guarantor or have, obtain or acquire the control of the Corporate Guarantor or of its board of directors; or

(b)   there is any change in the legal and/or beneficial ownership of any of the shares in any Borrower or the Manager which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the Corporate Guarantor; or

10.1.28
Termination or variation of, or dispute under, Contracts: any Contract is terminated or rescinded for any reason whatsoever; or any Contract is frustrated; or any Contract is varied in any manner not permitted by or pursuant to the relevant Pre-delivery Security Assignment or this Agreement; or there is any dispute or litigation or any other proceedings between the relevant parties under or in respect of any Contract; or

10.1.29
Termination of Refund Guarantees: any Refund Guarantee expires or is repudiated, cancelled, rescinded or otherwise terminated (other than by the return of such Refund Guarantee by the relevant Borrower to the Builder and/or the relevant Refund Guarantor following the Delivery of the Ship to which such Refund Guarantee relates); or

10.1.30
Non-delivery of Ships: any Ship is not delivered to, and accepted by, the relevant Borrower under the relevant Contract or the Delivery Advance for any Ship is not drawn down, in either case, on or before the end of the Drawdown Period for the Delivery Advance relevant to such Ship; or

10.1.31	Operating Accounts: moneys are withdrawn from any of the Operating Accounts other than in accordance with clause 14; or
10.1.32	Listing: the shares of the Corporate Guarantor are de-listed or suspended from, or cease to trade (whether temporarily or permanently) on, the New York Stock Exchange;
10.1.33
Licenses, etc: any license, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.34
Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Bank, is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2        Acceleration

The Bank may, without prejudice to any other rights of the Bank, at any time after the happening of an Event of Default by notice to the Borrowers declare that:

10.2.1   the obligation of the Bank to make the Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

10.2.2   the Loan and all interest and commitment commission accrued and all other sums payable under the Security Documents have become due and payable, whereupon the same  shall, immediately or in accordance with the terms of such notice, become due and payable.

10.3        Demand basis

If, pursuant to clause 10.2.2, the Bank declares the Loan to be due and payable on demand, the Bank may by written notice to the Borrowers (a) call for repayment of the Loan on such date as may be specified whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

11    Indemnities

11.1    Miscellaneous indemnities

The Borrowers shall on demand indemnify the Bank, without prejudice to any of the Bank's other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred by it as a consequence of:

11.1.1   any default in payment by the Borrowers of any sum under any of the Security Documents  when due;

11.1.2   the occurrence of any other Event of Default;

11.1.3   any prepayment or reduction of a Tranche or part thereof being made under clauses 4.3, 8.2.1 or 12.1 or any other repayment or prepayment of a Tranche or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Tranche prepaid or repaid; pr

11.1.4   any Advance not being made for any reason (excluding any default by the Bank) after the Drawdown Notice in relation thereto has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding a Tranche or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain a Tranche or any part thereof.

11.2    Currency indemnity

If any sum due from the Borrowers under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Borrowers or any of them, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to any of the Security Documents, the Borrowers shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrowers under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3    Environmental indemnity

The Borrowers shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Bank if such Environmental Claim would not have been, or been capable of being, made or asserted against the Bank if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12    Unlawfulness and increased costs

12.1    Unlawfulness

If it is or becomes contrary to any law or regulation for the Bank to make any Advance or to maintain the Commitment or fund the Loan, the Bank shall promptly give notice to the Borrowers whereupon (a) the Commitment shall be reduced to zero and (b) the Borrowers shall be obliged to prepay the Loan either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest and commitment commission accrued to the date of prepayment and all other sums payable by the Borrowers under this Agreement and/or the Master Swap Agreement.

12.2    Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or of compliance by the Bank with any Capital Adequacy Law, is to:

12.2.1
subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2	increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping the Commitment available or maintaining or funding all or part of the Loan; and/or
12.2.3	reduce the amount payable or the effective return to the Bank under any of the Security Documents; and/or
12.2.4
reduce the Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank's obligations under any of the Security Documents; and/or

12.2.5	require the Bank or its holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by the Bank under any of the Security Documents; and/or
12.2.6
require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Commitment or the Loan from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)  the Bank shall notify the Borrowers in writing of such event promptly upon its becoming aware of the same; and

(b)  the Borrowers shall on demand pay to the Bank the amount which the Bank specifies (in a certificate and supporting documents setting forth and evidencing the basis of the computation of such amount but not including any matters which the Bank or its holding company regards as confidential) is required to compensate the Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment, foregone return or loss.

For the purposes of this clause 12.2, "holding company" means the company or entity (if any) within the consolidated supervision of which the Bank is included.

12.3        Exception

Nothing in clause 12.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss (a) to the extent that the same is taken into account in calculating the Additional Cost or (b) to the extent that the same is the subject of an additional payment under clause 6.6.
13	Security and set-off
13.1	Application of moneys

All moneys received by the Bank under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied by the Bank in the following manner:

13.1.1	first, in or towards payment of all unpaid costs, expenses, fees and commitment commission which may be owing to the Bank under any of the Security Documents;
13.1.2	secondly, in or towards payment of any arrears of interest owing in respect of the Loan or any part thereof;
13.1.3	thirdly, in or towards repayment of the Loan (whether the same is due and payable or not);
13.1.4
fourthly, in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid;

13.1.5	fifthly, in or towards payment to the Bank of any sum owing under the Master Swap Agreement;
13.1.6	sixthly, in or towards payment to the Bank of any other sums owing to it under any of the Security Documents; and
13.1.7	seventhly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled to receive such surplus.
13.2	Set-off
13.2.1
The Borrowers authorise the Bank (without prejudice to any of the Bank's rights at law, in equity or otherwise), at any time and without notice to the Borrowers, to apply any credit balance to which the Borrowers or any of them is then entitled standing upon any account of the Borrowers or any of them with any branch of the Bank in or towards satisfaction of any sum due and payable from the Borrowers or any of them to the Bank under any of the Security Documents. For this purpose, the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.

13.2.2
Without prejudice to its rights hereunder and/or under the Master Swap Agreement, the Bank may at the same time as, or at any time after, any Default under this Agreement or the Borrowers' default under the Master Swap Agreement, set-off any amount due now or in the future from the Borrowers or any of them to the Bank under this Agreement against any amount due from the Bank to the Borrowers or any of them under the Master Swap Agreement and apply the first amount in discharging the second amount. The effect of any set-off under this sub-clause 13.2.2 shall be effective to extinguish or, as the case may require, reduce the liabilities of the Bank under the Master Swap Agreement.

13.2.3
The Bank shall not be obliged to exercise any right given to it by this clause 13.2. The Bank shall notify the Borrowers forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.3	Further assurance

The Borrowers jointly and severally undertake with the Bank that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Bank enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do, and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.4	Conflicts
In the event of any conflict between this Agreement and any of the other Borrowers' Security Documents, the provisions of this Agreement shall prevail.
14	Operating Accounts
14.1	General
The Borrowers jointly and severally undertake with the Bank that they will:
14.1.1	on or before the date of this Agreement, open each of the Operating Accounts; and
14.1.2
procure that all moneys payable to each Borrower in respect of the Earnings of such Borrower's Ship shall, unless and until the Bank directs to the contrary pursuant to the provisions of the relevant Deed of Covenant, be paid to the Operating Account for such Ship, Provided however that if any of the moneys paid to the relevant Operating Account are payable in a currency other than Dollars, the Bank shall (and each Borrower in respect of its Operating Account hereby irrevocably instructs the Bank to) convert such moneys into Dollars at the Bank's spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term "spot rate of exchange" shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

14.2	Operating Accounts: withdrawals

Unless the Bank otherwise agrees in writing, no Borrower shall be entitled to withdraw any moneys from its Operating Account at any time from the date of this Agreement and so long as any moneys are owing under the Security Documents save that, unless and until a Default shall occur and the Bank shall direct to the contrary, each Borrower may withdraw moneys from its Operating Account for the following purposes:

14.2.1	to pay any unpaid costs, expenses, fees and commitment commission which may be owing to the Bank under any of the Security Documents;
14.2.2	to pay any amount to the Bank in or towards payments of any instalments of interest or principal or any other amounts then payable pursuant to the Security Documents;
14.2.3	to pay the proper and reasonable expenses of its Ship;
14.2.4	to pay the proper and reasonable expenses of administering its affairs; and
14.2.5	to make as other payment not expressly prohibited by the terms of this Agreement or any other Security Document,

Provided however that if, in the opinion of the Bank, there are insufficient sums standing to the credit of the Operating Accounts to meet principal and interest falling due on the next Repayment Date and the next Interest Payment Date or any other moneys which are or will become due and payable to the Bank, the Borrowers shall not be entitled to make any withdrawal under clauses 14.2.4 and 14.2.5 without the prior written consent of the Bank.

14.3	Interest

Amounts standing to the credit of each Operating Account shall bear interest at the rate (unless otherwise agreed between the Bank and the relevant Borrower) which is certified by the Bank to that Borrower to be the rate quoted by the Bank to its customers for deposits in Dollars for such period as the Bank may determine and in an amount comparable with the amount for the time being standing to the credit of that Operating Account, such interest to be credited to such Operating Account at the expiry of each such period of deposit and to accrue from day to day and to be calculated on the basis of a three hundred and sixty (360) day year and the actual number of days elapsed.

14.4	Set-off

Without in any way affecting the rights of the Bank under clause 13.2, upon the occurrence of a Default or at any time thereafter the Bank shall be entitled to set-off and apply all sums standing to the credit of any Operating Account and accrued interest (if any) thereon without notice to the Borrowers in the manner specified in clause 13.1.

14.5	Deductions

The Bank shall be entitled (but not obliged) at any time to deduct from the balance for the time being standing to the credit of any Operating Account all other moneys which may fall due to be paid to the Bank under the terms of this Agreement and the other Security Documents or otherwise howsoever in connection with the Loan and/or the Master Swap Agreement.

14.6	Charging of Operating Accounts

Each Borrower with full title guarantee hereby charges and agrees to charge, by way of first fixed charge and releases and agrees to release to the Bank, as a continuing security for the payment of the Loan, interest thereon and all other moneys from time to time owing under this Agreement, the Master Swap Agreement and the other Security Documents (for the purposes of this clause 14.6, the "Outstanding Indebtedness"), such Borrower's Operating Account and all moneys from time to time standing to the credit of such Operating Account, including any interest from time to time accrued and accruing thereon (whether or not credited thereto) and no Borrower shall be entitled to withdraw any such monies from its Operating Account otherwise than in accordance with this clause 14 until such time as the Outstanding Indebtedness has been conclusively certified by the Bank to have been repaid in full.

14.7	Representations and warranties
Each Borrower hereby represents and warrants to the Bank that:
14.7.1	it is the sole, absolute, legal and beneficial owner of, and has good right and title to its Operating Account; and
14.7.2	neither its Operating Account nor any part thereof is subject to any Encumbrance save as constituted by this Agreement or otherwise permitted by the terms of this Agreement.
15	Assignment, transfer and lending office
15.1	Benefit and burden
This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrowers and their respective successors in title.
15.2	No assignment by Borrowers
None of the Borrowers may assign or transfer any of its rights or obligations under this Agreement.
15.3	Assignment by Bank

The Bank may assign all or any part of its rights under this Agreement, the Master Swap Agreement (notwithstanding the terms of Section 7 of the Master Swap Agreement) or under any of the other Security Documents to any other bank or financial institution (an "Assignee") without the consent of the Borrowers (the Borrowers consenting to any such assignment by their execution of this Agreement).

15.4	Transfer

The Bank may transfer all or any part of its rights, benefits and/or obligations under this Agreement and/or any of the other Security Documents to any one or more banks or other financial institutions (a "Transferee") without the consent of the Borrowers (the Borrowers consenting to any such transfer by their execution of this Agreement) if the Transferee, by delivery of such undertaking as the Bank may approve, becomes bound by the terms of this Agreement and agrees to perform all or, as the case may be, part of the Bank's obligations under this Agreement.

15.5	Documenting assignments and transfers

If the Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 or 15.4, the Borrowers jointly and severally undertake, immediately on being requested to do so by the Bank and at the cost of the Bank, to enter into, and procure that the other Security Parties shall enter into, such documents as may be necessary or desirable to transfer to the Assignee or Transferee all or the relevant part of the Bank's interest in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or its Assignee or Transferee (as the case may be) to the extent of their respective interests.

15.6	Lending office

The Bank shall lend through its office at the address specified in this Agreement or through any other office of the Bank selected from time to time by it through which the Bank wishes to lend for the purposes of this Agreement. If the office through which the Bank is lending is changed pursuant to this clause 15.6, the Bank shall notify the Borrowers promptly of such change.

15.7	Disclosure of information

The Bank may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrowers as the Bank shall consider appropriate.

16	Notices and other matters
16.1	Notices
Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:
16.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;
16.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or three (3) days after it has been put in the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, upon receipt of confirmation that the facsimile transmission has been received (provided that if the date receipt is not a business day in the country of the addressee or if the time of receipt is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

16.1.3	be sent:
(a) if to the Borrowers or any of them at: c/o Aegean Bunkering Services Inc. 10 Akti Kondili 185 45 Piraeus Greece Fax no: +30 210 458 6270 Attention: Mr Apostolos Manitsas

(b) if to the Bank at: The Royal Bank of Scotland plc Piraeus Branch 45 Akti Miaouli 185 36 Piraeus Greece Fax No: +30 210 459 6600 Attention: Shipping Department

or to such other address and/or numbers as is notified by one party to the other party under this Agreement.
16.2	No implied waivers, remedies cumulative

No failure or delay on the part of the Bank to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.3	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Bank shall be entitled to rely.

16.4	Borrowers' obligations
16.4.1	Joint and several

Notwithstanding anything to the contrary contained in any of the Security Documents, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by the Security Documents to which it is, or is to be, a party notwithstanding that each of the other Borrowers which is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Security Documents may be invalid or unenforceable against the other Borrowers or any of them, whether or not the deficiency is known to the Bank.

16.4.2	Borrowers as principal debtors
.
Each Borrower acknowledges and confirms that it is a principal and original debtor in respect of all amounts which may become payable by the Borrowers in accordance with the terms of this Agreement or the Master Swap Agreement or any of the other Security Documents and agrees that the Bank may also continue to treat it as such, whether or not the Bank is or becomes aware that such Borrower is or has become a surety for the other Borrowers or any of them.

16.4.3	Indemnity

The Borrowers hereby agree jointly and severally to keep the Bank fully indemnified on demand against all damages, losses, costs and expenses (provided that, in the case of such costs and expenses, they are reasonable and documented) arising from any failure of any Borrower to perform or discharge any purported obligation or liability of the other Borrowers or any of them which would have been the subject of this Agreement or the Master Swap Agreement or any other Security Document had it been valid and enforceable and which is not or ceases to be valid and enforceable against a Borrower on any ground whatsoever, whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of a Borrower (or any legal or other limitation, whether under the Limitation Acts or otherwise or any disability or death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding up, administration, receivership, amalgamation, reconstruction or any other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of any Security Party)).

16.4.4	Liability unconditional
None of the obligations or liabilities of any Borrower under this Agreement or the Master Swap Agreement or any other Security Document shall be discharged or reduced by reason of:

(a)
the death, bankruptcy, unsoundness of mind, insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever (including, in the case of a partnership, a termination or change in the composition of the partnership) or any change of name or style or constitution of the other Borrowers or any of them or any other person liable;

(b)
the Bank granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, the other Borrowers or any of them or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the other Borrowers or any of them or any other person liable; or

(c)	anything done or omitted which but for this provision might operate to exonerate the Borrowers or any of them.

16.4.5	Recourse to other security

The Bank shall not be obliged to make any claim or demand or to resort to any Security Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or the Master Swap Agreement or any of the Security Documents against a Borrower or any other person liable and no action taken or omitted by the Bank in connection with any such Security Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Borrowers under this Agreement, the Master Swap Agreement and the Security Documents to which any of them is, or is to be, a party.

16.4.6	Waiver of Borrowers’ rights

Each Borrower agrees with the Bank that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents and/or the Master Swap Agreement and while all or any part of the Commitment remains outstanding, it will not, without the prior written consent of the Bank:

(a)	exercise any right of subrogation, reimbursement and indemnity against the other Borrowers or any of them or any other person liable under the Security Documents;

(b)
demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to such Borrower from the other Borrowers or any of them or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument created or evidencing an Encumbrance in respect of the same or dispose of the same;

(c)	take any steps to enforce any right against the other Borrowers or any of them or any other person liable in respect of any such moneys; or
(d)
claim any set-off or counterclaim against the other Borrowers or any of them or any other person liable or claiming or proving in competition with the Bank in the liquidation of the other Borrowers or any of them or any other person liable or have the benefit of, or share in, any payment from or composition with, the other Borrowers or any of them or any other person liable or any other Security Document now or hereafter held by the Bank for any moneys owing under this Agreement and/or the Master Swap Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Bank, it will prove for the whole or any part of its claim in the liquidation of the other Borrowers or any of them or other person liable on terms that the benefit of such proof and all money received by it in respect thereof shall be held on trust for the Bank and applied in or towards discharge of any moneys owing under this Agreement and/or the Master Swap Agreement in such manner as the Bank shall deem appropriate.

16.5	Maximum liability
16.5.1
Each Borrower shall be entitled to rights of contribution as against the other Borrowers or any of them, however, such rights of contribution shall (a) not in any way (except as otherwise expressly set forth in clause 16.5.2 below) condition or lessen the liability of each Borrower as a joint and several borrower for the whole of the obligations owed to the Bank hereunder, and under the Security Documents and (b) shall be fully subject and subordinate to the rights of the Bank against the Borrowers hereunder, and under the Security Documents.

16.5.2
Notwithstanding anything to the contrary contained in this Agreement, or any of the Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any particular Borrower or its assets of this Agreement or any Security Document granted by such Borrower as security for its obligations hereunder and that under such principles, this Agreement or such other Security Documents would not be enforceable against such Borrower or its asset unless the following provisions of this clause 16.5.2 had effect, then, the maximum liability of such Borrower hereunder (the "Maximum Liability Amount") shall be limited such that in no event shall such amount exceed the lesser of (i) the obligations of such Borrower hereunder (in the principal amount of up to Forty three million one hundred and sixty thousand Dollars ($43,160,000), plus interest, expenses, fees and any amounts owing under the Master Swap Agreement), and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of such Borrower's Adjusted Net Worth (as hereinafter defined) on the date hereof, on the date of commencement of a case under the Bankruptcy Code of the United States of America, as amended (11 U.S.C. ss 101-1330) (the "Bankruptcy Code") or any similar legislation in any other jurisdiction, in which such Borrower is a debtor, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater, (b) the aggregate fair value of such Borrower's Subrogation and Contribution Rights (as hereinafter defined) and (c) the amount of any Valuable Transfer (as hereinafter defined) to such Borrower; provided that each Borrower's liability under this Agreement shall further be limited to the extent, if any, required so that the obligations of each Borrower under this Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code or any similar provision under the legislation of any other relevant jurisdiction, or to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of any Borrower's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the "Subrogation and Contribution Rights") which such Borrower may have on the Determination Date with respect to the Funding Borrower (as hereinafter defined) under applicable law shall be taken into account.
16.5.3
As used herein "Adjusted Net Worth" of each Borrower shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Borrower over (ii) the amount that will be required to pay such Borrower’s probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (b) an amount equal to the excess of (i) the sum of such Borrower’s property at a fair valuation over (ii) the amount of all liabilities of such Borrower, contingent or otherwise, as such terms are construed in accordance with applicable federal and state laws in the United States of America, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors.

16.5.4
In determining the Adjusted Net Worth of each Borrower for purposes of calculating the Maximum Liability Amount for such Borrower, the liabilities of such Borrower to be used in such determination pursuant to each section (ii) of clause 17.6.3 shall in any event exclude (a) the liabilities of such Borrower under this Agreement, (b) any liabilities of such Borrower subordinated in right of payment to this Agreement and (c) any liabilities of such Borrower for Subrogation and Contribution Rights to the other Borrowers.

16.5.5
As used herein "Valuable Transfer" shall mean, in respect of each Borrower, (a) all loans, advances or capital contributions made to such Borrower with proceeds of the Loan made under this Agreement, (b) all debt securities or other obligations of such Borrower acquired from such Borrower or retired by such Borrower with proceeds of the Loan made under this Agreement and transferred, absolutely and not as collateral, to such Borrower (c) the fair market value of all property acquired with proceeds of the Loan made under this Agreement and transferred, absolutely and not as collateral, to such Borrower, (d) all equity securities of such Borrower acquired from such Borrower with proceeds of the Loan made under this Agreement and (e) the value of any other economic benefits in accordance with applicable federal and state laws, or the laws of other applicable jurisdictions, governing determinations of the insolvency of debtors, in each case accruing to such Borrower as a result of the Loan made available under this Agreement.

16.5.6
Without in any way modifying or affecting the obligations of any of the Borrowers hereunder, in  he event any of the Borrowers shall make any payment or payments to the Bank under this Agreement in an aggregate amount in excess of such Borrower’s Percentage (such Borrower hereinafter called the "Funding Borrower" and each of the other Borrowers hereinafter called the "Other Borrower" and together the "Other Borrowers"), each Other Borrower shall contribute to the Funding Borrower an amount equal to such Other Borrower’s Percentage of such payment or payments made by the Funding Borrower. For the purposes hereof, a Funding Borrower’s or each Other Borrowers’ Percentage shall be determined as of the date on which such payment was made by reference to the ratio of (a) such Funding Borrower’s or such Other Borrowers’ Adjusted Net Worth as of such date to (b) the aggregate Adjusted Net Worth of the Borrowers (including the Funding Borrower) as of such date. Nothing in this paragraph shall affect each Borrowers’ several liability to the Bank for the entire amount of the obligations of the Borrowers under this Agreement (up to the limitations set forth in the preceding paragraph) or in any other manner impair any right or remedy of the Bank hereunder. The limitations provided above are intended solely to preserve the rights of the Bank under this Agreement to the maximum extent permitted by applicable law and none of the Borrowers nor any other person shall have any right hereunder that it would not otherwise have under applicable law.

17	Governing law and jurisdiction
17.1	Law
ThisAgreement and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

17.2	Submission to jurisdiction

Each Borrower agrees, for the benefit of the Bank, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against the Borrowers or any of them or any of their assets may be brought in the English courts. Each Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrowers or any of them in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrowers or any of them may have against the Bank arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

17.3	Contracts (Rights of Third Parties) Act 1999
No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1
Form of Drawdown Notice

(referred to in clause 2.2)

[●] 2000 [●]

To:  The Royal Bank of Scotland plc
  45 Akti Miaouli
  185 36 Piraeus
Greece

Loan of up to US$43,160,000
Loan Agreement dated 5 July 2007, as amended and/or restated and/or supplemented by the Supplemental Agreement dated 12 September 2008, by the Second Supplemental Agreement dated 5 February 2010, by the Third Supplemental Agreement dated 11 February 2011, by the Fourth Supplemental Agreement dated 6 April 2011, by the Supplemental Letter dated 23 June 2011, by the Fifth Supplemental Agreement dated 4 August 2011, by the Sixth Supplemental Agreement dated 8 August 2011, by the Seventh Supplemental Agreement dated 17 August 2012 and the Eighth Supplemental Agreement dated [•] 2012

We refer to the above Loan Agreement (the "Loan Agreement") and hereby give you notice that we wish to draw down the [Andros] [Dilos] [los] [Sifnosj [Tinos] [First] [Second] [Third] [Fourth] [Delivery] Advance amounting to $[•]] on [•] 200[•] and select [a first Interest Period in respect thereof of [•] months] [the first interest period in respect thereof to expire on [•] 200[•]].     The funds should be credited to [•] with [•].

We confirm that:

(a)	no event or circumstance has occurred and is continuing which constitutes a Default;

(b)
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b) of the Loan Agreement and (ii) clause 4 of the Corporate Guarantee, are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date;

(c)
the borrowing to be effected by the drawdown of such Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded; and

(d)
there has been no material adverse change in our financial position or the financial position of any other Security Party from that described by or on behalf of ourselves or any other Security Party to the Bank in the negotiation of the Loan Agreement.

Words and expressions defined in the Loan Agreement shall have the same meanings where used herein.

__________________________________
For and on behalf of
ANDROS MARINE INC.

_________________________________
For and on behalf of
DILOS MARINE INC.

__________________________________
For and on behalf of
IOS SHIPPING LTD

__________________________________
For and on behalf of
ANAFI SHIPPING (PTE.) LTD.

__________________________________
For and on behalf of
AEGEAN VII SHIPPING LTD

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 9.1)

Part 1

Availability of Commitment

1           Constitutional documents

Copies, certified by an officer of each Security Party as true, complete and up to date copies of all documents which contain or establish or relate to the constitution of that Security Party;

2           Corporate authorisations

copies of resolutions of the directors, commissioners and shareholders of each Security Party approving such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and authorising the signature, delivery and performance of such Security Party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as:

(a)	being true and correct;

(b)	being duly passed at meetings of the directors and/or commissioners of such Security Party and of the shareholders of such Security Party each duly convened and held;

(c)	not having been amended, modified or revoked; and

(d)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions;

3            Specimen signatures

copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Underlying Documents and the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party as being the true signatures of such persons;

4           Certificate of incumbency

a list of directors, commissioners and officers of each Security Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Security Party to be true, complete and up to date;

5           Borrowers' consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Borrowers that no consents, authorisations, licences or approvals are necessary for that Borrower to authorise or are required by that Borrower in connection with the borrowing by that Borrower of the Loan pursuant to this Agreement or the execution, delivery and performance of the Master Swap Agreement or the other relevant Security Documents;

6         Other consents and approvals

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each Security Party (other than the Borrowers) that no consents, authorisations, licences or approvals are necessary for such Security Party to guarantee and/or grant security for the borrowing by the Borrowers of the Commitment pursuant to this Agreement and execute, deliver and perform the Security Documents insofar as such Security Party is a party thereto;

7         Underlying Documents

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) as a true and complete copy by an officer of the Borrowers of the Contracts;

8         Operating Accounts

evidence that the Operating Accounts have been opened and duly completed mandate forms in respect thereof have been delivered to the Bank and that the amount of $10 is standing to the credit of each Operating Account;

9         Security Documents

the Master Swap Agreement, the Corporate Guarantee, the Master Agreement Security Deed, the Pre-delivery Security Assignments and the Contract Assignment Consents and Acknowledgements, each duly executed;

10           Fees

evidence that the arrangement fee due under clause 5.1.1 has been paid in full;

11           Minimum liquidity

evidence that the Corporate Guarantor is in compliance with clause 5.3.1(c) of the Corporate Guarantee;

12           Due diligence

evidence that all information required in relation to any Security Party in order for the Bank to complete its due diligence formalities in connection with this Agreement and the other Security Documents has been provided and is satisfactory in all respects to the Bank;

13           Other documents

the Interest Period Letter duly executed;

14           Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Bank to perfect the security contemplated by the Security Documents to be executed under this Part 1;

15           Liberian opinion

an opinion of Reeder & Simpson, special legal advisers on matters of Liberian law to the Bank;

16           Chinese opinion

an opinion of King & Wood, special legal advisers on matters of Chinese law to the Bank;

17           Borrowers' process agent

a letter from each Borrower's agent for receipt of service of proceedings referred to in clause 17.2 accepting its appointment under the said clause and under each of the other Security Documents referred to in this Part 1 and in which it is or is to be appointed as such Borrower's agent; and

18           Security Parties' process agent

a letter from each Security Party's agent for receipt of service of proceedings referred to in each of the Security Documents referred to in this Part 1 and to which such Security Party is a party, accepting its appointment under each such Security Document.

Part 2

First Advances

1           Drawdown Notice

The Drawdown Notice in respect of the relevant First Advance duly executed;

2           Conditions precedent

evidence that the conditions precedent set out in Part 1 of schedule 2 remain fully satisfied;

3           Updated corporate authorisations/certificates of incumbency a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors and officers true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of such Security Party pursuant to paragraph 4 of Part 1 of this schedule, and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule, remain true, complete and up to date;

4           No claim

evidence satisfactory to the Bank that neither the Builder nor any other person who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such First Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or any Refund Guarantee in respect of the Ship relevant to such First Advance or any default thereunder;

5           No variations

evidence that there have been no amendments or variations agreed to the Contract or any Refund Guarantee in respect of the Ship relevant to such First Advance and that no action has been taken by the Builder which might in any way render such Contract or any such Refund Guarantee inoperative or unenforceable, in whole or in part;

6           No Encumbrance

evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or any Refund Guarantee in respect of the Ship relevant to such First Advance other than Permitted Encumbrances;

7           Fees and commissions

evidence that any fees and commitment commission payable from the Borrowers to the Bank pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

8         Refund Guarantee and Refund Guarantee Assignment Consent and Acknowledgement

(a)
the Refund Guarantee in respect of the instalment of the relevant Contract Price financed by the relevant First Advance duly issued and registered with the relevant office of the State Administration for Foreign Exchange in the People's Republic of China; and

(b)	the relevant Refund Guarantee Assignment Consent and Acknowledgement duly executed;

9         Equity

evidence that the part of the Contract Price of the Ship relevant to such First Advance which is due but is not being funded by such First Advance has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such First Advance) with the Bank for further payment to the Builder;

10           Total Construction Cost

evidence in form and substance satisfactory to the Bank in its sole discretion of the amount of Total Construction Cost (excluding the Contract Price) in respect of the Ship relevant to such First Advance, which is expected to be incurred by the relevant Borrower and the amount thereof already paid by the relevant Borrower;

11           Chinese opinion

an opinion of King & Wood, special legal advisers on matters of Chinese law to the Bank;

12           Further opinions

any such further opinion as may be required by the Bank; and

13           Further conditions precedent

such other conditions precedent as may be required by the Bank.

Part 3

Second Advances

1           Drawdown Notice

The Drawdown Notice in respect of the relevant Second Advance duly executed;

2           Conditions precedent

evidence that the conditions precedent set out in Parts 1 and 2 of schedule 2 remain fully satisfied;

3           Updated corporate authorisations/certificates of incumbency a list of directors, commissioners and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors, commissioners and officers true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of such Security Party pursuant to paragraph 4 of Part 1 of this schedule, and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule, remain true, complete and up to date;

4           No claim

evidence satisfactory to the Bank that neither the Builder nor any other person who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such Second Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or any Refund Guarantee in respect of the Ship relevant to such Second Advance or any default thereunder;

5           No variations

evidence that there have been no amendments or variations agreed to the Contract or any Refund Guarantee in respect of the Ship relevant to such Second Advance and that no action has been taken by the Builder which might in any way render such Contract or any such Refund Guarantee inoperative or unenforceable, in whole or in part;

6           No Encumbrance

evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or any Refund Guarantee in respect of the Ship relevant to such Second Advance other than Permitted Encumbrances;

7           Fees and commissions

evidence that any fees and commitment commission payable from the Borrowers to the Bank pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

8         Refund Guarantee and Refund Guarantee Assignment Consent and Acknowledgement

(a)
the Refund Guarantee in respect of the instalment of the relevant Contract Price financed by the relevant Second Advance duly issued and registered with the relevant office of the State Administration for Foreign Exchange in the People's Republic of China; and

(b)	the relevant Refund Guarantee Assignment Consent and Acknowledgement duly executed;

9         Equity

evidence that the part of the Contract Price of the Ship relevant to such Second Advance which is due but is not being funded by such Second Advance has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Second Advance) with the Bank for further payment to the Builder;

10           Total Construction Cost

evidence in form and substance satisfactory to the Bank in its sole discretion of the amount of Total Construction Cost (excluding the Contract Price) in respect of the Ship relevant to such Second Advance, which is expected to be incurred by the relevant Borrower and the amount thereof already paid by the relevant Borrower;

11           Invoice and receipt

an invoice from the Builder demanding the payment of the second instalment payable under the Contract of the Ship relevant to such Second Advance and a receipt from the Builder evidencing payment of each such instalment in full;

12           Class confirmation

evidence from the Classification Society that the steel cutting of the Ship relevant to such Second Advance has commenced to its satisfaction;

13           Further opinions

any such further opinion as may be required by the Bank; and

14           Further conditions precedent

such other conditions precedent as may be required by the Bank.

Part 4

Third Advances

1            Drawdown notice

The Drawdown Notice in respect of the relevant Third Advance duly executed;

2            Conditions precedent

evidence that the conditions precedent set out in Parts 1, 2 and 3 of schedule 2 remain fully satisfied;

3            Updated corporate authorisations/certificates of incumbency a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors and officers, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of such Security Party pursuant to paragraph 4 of Part 1 of this schedule, and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule, remain true, complete and up to date;

4            No claim

evidence satisfactory to the Bank that neither the Builder nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such Third Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or any Refund Guarantee in respect of the Ship relevant to such Third Advance or any default thereunder;

5            No variations

evidence that there have been no amendments or variations agreed to the Contract or any Refund Guarantee in respect of the Ship relevant to such Third Advance and that no action has been taken by the Builder which might in any way render such Contract or any such Refund Guarantee inoperative or unenforceable, in whole or in part;

6    No Encumbrance

evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or any Refund Guarantee in respect of the Ship relevant to such Third Advance other than Permitted Encumbrances;

7            Fees and commissions

evidence that any fees and commitment commission payable from the Borrowers to the Bank pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

8         Refund Guarantee and Refund Guarantee Assignment Consent and Acknowledgement

(a)
the Refund Guarantee in respect of the instalment of the relevant Contract Price financed by the relevant Third Advance duly issued and registered with the relevant office of the State Administration for Foreign Exchange in the People's Republic of China; and

(b)	the relevant Refund Guarantee Assignment Consent and Acknowledgement duly executed;

9         Equity

evidence that the part of the Contract Price of the Ship relevant to such Third Advance which is due but is not being funded by such Third Advance has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Third Advance) with the Bank for further payment to the Builder;

10           Total Construction Cost

evidence in form and substance satisfactory to the Bank in its sole discretion of the amount of Total Construction Cost (excluding the Contract Price) in respect of the Ship relevant to such Third Advance, which is expected to be incurred by the relevant Borrower and the amount thereof already paid by the relevant Borrower;

11           Invoice and receipt

an invoice from the Builder demanding the payment of the third instalment payable under the Contract of the Ship relevant to such Third Advance and a receipt from the Builder evidencing payment of such instalment in full;

12           Class confirmation

evidence from the Classification Society that the keel-laying of the Ship relevant to such Third Advance has been completed to its satisfaction;

13           Further opinions

any such further opinion as may be required by the Bank; and

14           Further conditions precedent

such other conditions as may be required by the Bank.

Part 5

Fourth Advances

1           Drawdown notice

The Drawdown Notice in respect of the relevant Fourth Advance duly executed;

2           Conditions precedent

evidence that the conditions precedent set out in Parts 1, 2, 3 and 4 of schedule 2 remain fully satisfied;

3           Updated corporate authorisations/certificates of incumbency a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each such Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five (5) Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors and officers true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of such Security Party pursuant to paragraph 4 of Part 1 of this schedule, and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule, remain true, complete and up to date;

4           No claim

evidence satisfactory to the Bank that neither the Builder nor any other party who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such Fourth Advance or the relevant Borrower and that there have been no breaches of the terms of such Contract or any Refund Guarantee in respect of the Ship relevant to such Fourth Advance or any default thereunder;

5           No variations

evidence that there have been no amendments or variations agreed to the Contract or any Refund Guarantee in respect of the Ship relevant to such Fourth Advance and that no action has been taken by the Builder which might in any way render such Contract or any such Refund Guarantee inoperative or unenforceable, in whole or in part;

6    No Encumbrance

evidence that there is no Encumbrance of any kind created or permitted by any person on or relating to the Contract or any Refund Guarantee in respect of the Ship relevant to such Fourth Advance other than Permitted Encumbrances;

7           Fees and commissions

evidence that any fees and commitment commission payable from the Borrowers to the Bank pursuant to the terms of clause 5.1 or any other provision of the Security Documents have been paid in full;

8         Refund Guarantee and Refund Guarantee Assignment Consent and Acknowledgement

(a)
the Refund Guarantee in respect of the instalment of the relevant Contract Price financed by the relevant Fourth Advance duly issued and registered with the relevant office of the State Administration for Foreign Exchange in the People's Republic of China; and

(b)	the relevant Refund Guarantee Assignment Consent and Acknowledgement duly executed;

9          Equity

evidence that the part of the Contract Price of the Ship relevant to such Fourth Advance which is due but is not being funded by such Fourth Advance has been deposited (not later than one (1) Banking Day before the proposed Drawdown Date of such Fourth Advance) with the Bank for further payment to the Builder;

10           Total Construction Cost

evidence in form and substance satisfactory to the Bank in its sole discretion of the amount of Total Construction Cost (excluding the Contract Price) in respect of the Ship relevant to such Fourth Advance, which is expected to be incurred by the relevant Borrower and the amount thereof already paid by the relevant Borrower;

11           Invoice and receipt

an invoice from the Builder demanding the payment of the fourth instalment payable under the Contract of the Ship relevant to such Fourth Advance and a receipt from the Builder evidencing payment of such instalment in full;

12           Class confirmation

evidence from the Classification Society that the launching of the Ship relevant to such Fourth Advance has been completed to its satisfaction;

13           Further opinions

any such further opinion as may be required by the Bank; and

14           Further conditions precedent

such other conditions as may be required by the Bank.

Part 6

Delivery Advances

1           Drawdown notice

The Drawdown Notice in respect of the relevant Delivery Advance duly executed;

2           Conditions precedent

evidence that the conditions precedent set out in Parts 1, 2, 3, 4 and 5 of schedule 2 remain fully satisfied;

3           Updated corporate authorisations/certificates of incumbency a list of directors and officers of each Security Party specifying the names and positions of such persons and copies of the signatures of the persons who have been authorised on behalf of each Security Party to sign such of the Security Documents to which such Security Party is, or is to be, party and to give notices and communications, including notices of drawing, under or in connection with the Security Documents, certified (in a certificate dated no earlier than five Banking Days prior to the relevant Drawdown Date) by an officer of such Security Party to be, in the case of the list of directors and officers, true, complete and up to date and, in the case of the specimen signatures, true signatures of such persons or a certificate by an officer of such Security Party that the list provided in respect of the Security Party pursuant to paragraph 4 of Part 1 of this schedule and that the specimen signatures provided in respect of the Security Party pursuant to paragraph 3 of Part 1 of this schedule remain true, complete and up to date;

4           Ship conditions

evidence that the Ship relevant to such Delivery Advance:

(a)          Registration and Encumbrances

is registered in the name of the relevant Borrower through the relevant Registry under the laws and flag of the relevant Flag State and that such Ship and its Earnings, Insuranr-Ps and Requisition Compensation are free of Encumbrances; and

(b)         Classification

maintains the relevant Classification free of all requirements and recommendations of the relevant Classification Society; and

(c)         Insurance

is insured in accordance with the provisions of the relevant Ship Security Documents and all requirements of the Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such Ship);

5            No claim

evidence satisfactory to the Bank that neither the Builder nor any other person who may have a claim pursuant to the relevant Contract has any claims against the Ship relevant to such Delivery Advance or the relevant Borrower and that there have been no breaches of the terms of the relevant Contract or any Refund Guarantee in respect of the Ship relevant to such Delivery Advance or any default thereunder;

6         No variations

evidence that there have been no amendments, supplements, variations or replacements agreed to the Contract in respect of the Ship relevant to such Delivery Advance and that no action has been taken by the Builder which might in any way render such Contract inoperative or unenforceable, in whole or in part;

7         Title and no Encumbrances

evidence that good title to the Ship relevant to such Delivery Advance has passed to the relevant Borrower and that there is no Encumbrance of any kind created or permitted by any person on or relating to the relevant Contract other than Permitted Encumbrances;

8         Protocol of delivery and acceptance

the protocol of delivery and acceptance in respect of the Ship relevant to such Delivery Advance, duly signed by the Builder and the relevant Borrower and evidence, satisfactory to the Bank in its sole discretion, that such protocol of delivery and acceptance has been counter-signed on behalf of the Bank for the release of the relevant part of such Delivery Advance to the Builder;

9         Fees and commissions

payment of any fees and commissions due from the Borrowers to the Bank pursuant to the terms of clause 5.1 or any other provision of the Security Documents;

10           Management Agreement

a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower, of the Management Agreement for the Ship relevant to such Delivery Advance;

11           Light displacement

evidence of the light displacement tonnage of the Ship relevant to such Delivery Advance;

12           Commercial invoices and receipt

(a) a commercial invoice or any other similar document addressed by the Builder to the relevant Borrower in respect of the full amounts of the Contract Price of the Ship relevant to such Delivery Advance; (b) a commercial invoice by the Builder in respect of such Ship; and (c) a receipt from the Builder or any other similar evidence, evidencing the payment of the full amounts of the Contract Price for such Ship;

13           Ship Security Documents

the Ship Security Documents in respect of the Ship relevant to such Delivery Advance, each duly executed and delivered;

14           Insurance Letter

the Insurance Letter for the Ship relevant to such Delivery Advance duly executed;

15          Notices of assignment

  duly executed notices of assignment in the forms prescribed by the Ship Security Documents in respect of the Ship relevant to such Delivery Advance;

16          Mortgage registration

evidence that the Mortgage in respect of the Ship relevant to such Delivery Advance has been registered against such Ship through the relevant Registry under the laws and flag of the relevant Flag State;

17          Borrowers' process agent

a letter from the agent of the Borrower owning the Ship relevant to such Delivery Advance, for receipt of service of proceedings referred to in each of the relevant Ship Security Documents in which it is or is to be appointed as such Borrower's agent accepting its appointment thereunder;

18          Manager's process agent

a letter from the agent for receipt of service of proceedings referred to in the Manager's Undertaking for the Ship relevant to such Delivery Advance, accepting its appointment thereunder;

19          Valuation

a valuation (dated not more than five (5) Banking Days prior to the Drawdown Date of the relevant Delivery Advance) of the Ship relevant to such Delivery Advance made on the basis and in the manner specified in clause 8.2.2;

20          Insurance opinion

an opinion from insurance consultants to the Bank on the insurances effected or to be effected in respect of the Ship relevant to such Delivery Advance upon and following the Drawdown Date of such Delivery Advance;

21          Total Construction Cost

evidence in form and substance satisfactory to the Bank in its sole discretion of the amount of Total Construction Cost (excluding the Contract Price) in respect of the Ship relevant to such Delivery Advance, which has been incurred by the relevant Borrower and the amount thereof already paid by the relevant Borrower (being no less than $1,200,000);

22          DOC and application for SMC

a certified copy of the DOC issued to the Operator of the Ship relevant to such Delivery Advance and either (i) a certified copy of the SMC for such Ship or (ii) evidence satisfactory to the Bank that the Operator has applied to the relevant Regulatory Agency for an SMC for such Ship to be issued pursuant to the Code within any time limit required or recommended by such Regulatory Agency;

23          ISPS Code compliance

(a)	evidence satisfactory to the Bank that the Ship relevant to such Delivery Advance is subject to a ship security plan which complies with the ISPS Code; and

(b)
a copy, certified (in a certificate dated no earlier than five (5) Banking Days prior to the Drawdown Date of such Delivery Advance) as a true and complete copy by an officer of the relevant Borrower of the ISSC for such Ship;

24           Employment

evidence of the charter or other employment of the Ship relevant to such Delivery Advance upon its Delivery and such charter or other employment is in all respects acceptable to the Bank in its sole discretion;

25           Registration forms

such statutory forms duly signed by the Borrowers and the other Security Parties as may be required by the Bank to perfect the security contemplated by the Security Documents to be executed under this Part 6;

26           Commitment commission

evidence that any commitment commission payable under clause 5.1.2 has been paid in full;

27           Liberian and Marshall Islands opinion

an opinion of Reeder & Simpson, special legal advisers on matters of Liberian and Marshall Islands law to the Bank;

28           Chinese opinion

an opinion of King & Wood, special legal advisers on matters of Chinese law to the Bank;

29           Flag State opinion

an opinion of legal advisers to the Bank on matters of the laws of the Flag State of the Ship relevant to such Delivery Advance;

30           Further opinions

such further opinions as the Bank may require; and

31           Further conditions precedent

such further conditions precedent as the Bank may require.

Schedule 3

Pre-delivery Advances per Ship

Pre-delivery Advances per Ship	Instalment of relevant Contract Price as per relevant Contract terms	Date or stage of construction when instalment(s) payable
First Advance	First instalment	Within five (5) New York banking days of signing of the Contract for relevant Ship
Second Advance	Second instalment	Within five (5) New York banking days of commencement of steel cutting of the relevant Ship
Third Advance	Third instalment	Within five (5) New York banking days of completion of keel laying of the relevant Ship
Fourth Advance	Fourth instalment	Within five (5) New York banking days of launching of the relevant Ship

Schedule 4

Form of Insurance Letter

To:	[P&IClub] [●] [●] [●] [●]

From:
[[Andros Marine Inc.] [Dilos Marine Inc.]
80 Broad Street
Monrovia
Republic of Liberia]

[Anafi Shipping (Pte.) Ltd.
22 Jalan Kilang
#06-01 Nora Building
Singapore 159419]

[[Aegean VII Shipping Ltd] [los Shipping Ltd]
25/16 Vincenti Buildings
Strait Street
Valletta, VLT 1432
Republic of Malta]

[●] 200[●]

Dear Sirs

m.v. [●] (the "Ship")

We are obtaining loan finance from The Royal Bank of Scotland plc (the "Bank") secured (inter alia) by a first ship mortgage over the Ship. The Ship's insurances will also be assigned to the Bank.

You are hereby authorised to send a copy of the Certificate of Entry for the Ship to the Bank, c/o their lawyers, namely, Norton Rose LLP of 126 Kolokotroni Street, 185 35 Piraeus, Greece. Further, you are also irrevocably authorised to provide the Bank from time to time with any other information whatsoever which they may require relating to the entry of the Ship in the association.

This letter and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

________________________________________
For and on behalf of
[ANDROS MARINE INC.] [DILOS MARINE INC.] [IOS SHIPPING LTD]
[ANAFI SHIPPING (PTE.) LTD.] [AEGEAN VII SHIPPING LTD]

Schedule 5

Form of Interest Period Letter

To:	The Royal Bank of Scotland plc 45 Akti Miaouli 185 36 Piraeus Greece

To:
[●] 200[●]

Dear Sirs

Loan Agreement dated 5 July 2007 , as amended and/or restated and/or supplemented by the Supplemental Agreement dated 12 September 2008, by the Second Supplemental Agreement dated 5 February 2010, by the Third Supplemental Agreement dated 11 February 2011, by the Fourth Supplemental Agreement dated 6 April 2011, by the Supplemental Letter dated 23 April 2011, by the Fifth Supplemental Agreement dated 4 August 2011, by the Sixth Supplemental Agreement dated 8 August 2011, by the Seventh Supplemental Agreement dated 17 August 2012 and by the Eighth Supplemental Agreement dated [●] 2012 between Andros Marine Inc., Dilos Marine Inc., los Shipping Ltd, Anafi Shipping (Pte.) Ltd. and Aegean VII Shipping Ltd (together, the "Borrowers") and The Royal Bank of Scotland plc (the "Bank")

We hereby confirm that any one of the following individuals is authorised to give verbal and/or written instructions to the Bank on behalf of each of the Borrowers in respect of selection of any Interest Period pursuant to clause 3.2 of the said Loan Agreement:

[●]
[●]

Yours faithfully

___________________________________
For and on behalf of
ANDROS MARINE INC.

___________________________________
For and on behalf of
DILOS MARINE INC.

___________________________________
For and on behalf of
IOS SHIPPING LTD

___________________________________
For and on behalf of
ANAFI SHIPPING (PTE.) LTD.

___________________________________
For and on behalf of
AEGEAN VII SHIPPING LTD

Schedule 6

Calculation of Additional Cost

1
The Additional Cost is an addition to the interest rate to compensate the Bank for the cost ofcompliance with (a) the requirements of the Bank of England and/or the Financial Services  Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Interest Period (or as soon as possible thereafter) the Bank shall calculate its Additional Cost in accordance with the paragraphs set out below.

3
For each relevant period on the first day of which the lending office of the Bank is in anyParticipating Member State, the Additional Cost will be the percentage (expressed as a per annum rate) which is its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	For each relevant period on the first day of which the lending office of the Bank is in the United Kingdom, the Additional Cost will be calculated as follows:

E x 0.01	per cent per annum.
300

5
Where E is designed to compensate the Bank for amounts payable under the Fees Rules and is calculated by the Bank as being the most recent rate of charge payable by the Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Bank as being the average of the Fee Tariffs applicable to the Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Bank.

6	For the purposes of this schedule:

(a)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)
"Participating Member State" means any member of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union; and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

7
Any determination by the Bank pursuant to this schedule in relation to a formula, the Additional cost or any amount payable to the Bank shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

8
The Bank may from time to time, after consultation with the Borrowers, determine and notify toall parties to this Agreement any amendments which are required to be made to this schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 3

Form of New Master Agreement Security Deed

15

Private & Confidential

Dated             November 2012
_______________________

ANDROS MARINE INC.
DILOS MARINE INC.
IOS SHIPPING LTD
ANAFI SHIPPING (PTE.) LTD.
and
AEGEAN VII SHIPPING LTD  (1)

and

 THE ROYAL BANK OF SCOTLAND PLC   (2)

_________________________________________

MASTER AGREEMENT SECURITY DEED

_________________________________________

NORTON ROSE

Contents

Clause		Page
1	Definitions	1

2	Restrictions	2

3	First fixed charge	3

4	Further documentation etc.	3

5	Representations	4

6	Notices	4

7	Supplemental	4

8	Law and jurisdiction	5

THIS SECURITY DEED is made on the     day of November 2012 BETWEEN:

(1)
ANDROS MARINE INC. and DILOS MARINE INC., each being a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia, ANAFI SHIPPING (PTE.) LTD., a company established under the laws of Singapore having its registered office at 22 Jalan Kilang #06-01 Nova Building, Singapore 159419 and AEGEAN VII SHIPPING LTD and IOS SHIPPING LTD, each being a company established under the laws of the Republic of Malta having its registered office at 25/16 Vincenti Buildings, Strait Street, Valletta, VLT 1432, Republic of Malta (together the "Owners" and each an "Owner"); and

(2)
THE ROYAL BANK OF SCOTLAND PLC, a company incorporated in Scotland having its registered office at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Deed through its Piraeus branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (the "Lender").

WHEREAS

(A)
By a loan agreement dated 5 July 2007 as amended and/or restated and/or supplemented by a first supplemental agreement dated 12 September 2008, by a second supplemental agreement dated 5 February 2010, by a third supplemental agreement dated 11 February 2011, by a fourth supplemental agreement dated 6 April 2011, by a supplemental letter dated 23 June 2011, by a fifth supplemental agreement dated 4 August 2011, by a sixth supplemental agreement dated 8 August 2011, by a seventh supplemental agreement dated 17 August 2012 and by an eighth supplemental agreement dated        November 2012 and as the same may be further amended and/or supplemented and/or restated and/or novated from time to time (together, the "Loan Agreement") and made between (i) the Owners as borrowers (therein referred to as the "Borrowers") and (ii) the Lender as lender (therein referred to as the "Bank"), the Lender agreed to make available to the Owners jointly and severally upon the terms and conditions therein contained a loan of up to Forty three million one hundred and sixty thousand Dollars ($43,160,000).

(B)
The Owners have entered into or may enter into one or more Transactions (as such term is defined in the 1992 ISDA master agreement made between the Owners and the Lender dated as of 5 July 2007 as amended by the fourth supplemental agreement dated 6 April 2011, by the sixth supplemental agreement dated 8 August 2011 and by the eighth supplemental agreement dated       November 2012 each mentioned above (together, the "Master Swap Agreement")) and as evidenced by one or more Confirmations (as such term is defined in the Master Swap Agreement) which are governed by the Master Agreement.

(C)	It is a condition precedent to the Lender advancing the loan under the Loan Agreement that the Owners as security for, inter alia, their obligations under the Loan Agreement shall execute this Deed.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED as follows:

1       Definitions

1.1	In this Deed, unless the context otherwise requires, the following expressions shall have the following meanings:

"Loan" means the sum of up to Forty three million one hundred and sixty thousand Dollars ($43,160,000) first referred to in Recital (A) hereto advanced or to be advanced (as the context may require) under the Loan Agreement or the principal amount of such sum outstanding at any relevant time;

"Loan Agreement" means the loan agreement referred to in Recital (A) hereto as the same may from time to time hereafter be supplemented and/or amended and/or novated;

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"Master Swap Agreement" means the 1992 ISDA Master Swap Agreement (including the schedule thereto and all Transactions thereunder) referred to in Recital (B) hereto as the same may from time to time hereafter be supplemented and/or amended and/or novated from time to time;

"Master Swap Liabilities" means, at any relevant time, all liabilities actual or contingent, present or future of the Owners to the Lender under the Master Swap Agreement;

"Outstanding Indebtedness" means the aggregate of the Loan and interest accrued and accruing thereon, the Master Swap Liabilities and all other sums of money from time to time owing to the Lender whether actually or contingently, under the Loan Agreement, the other Security Documents and the Master Swap Agreement or any of them;

"Secured Property" means all rights, title, interest and benefits whatsoever of the Owners under or in connection with the Master Swap Agreement including, without limitation, all moneys payable by the Lender to the Owners thereunder (including without limitation any payment pursuant to termination provisions thereunder) and all claims for damages in respect of any breach by the Lender of the Master Swap Agreement; and

"Security Document" means any such document as is defined in the Loan Agreement as a Security Document (including this Deed and, where the context so admits, the Loan Agreement itself) or as may from time to time be executed by any person as security for or as a guarantee of the Outstanding Indebtedness or any part thereof as the same may hereafter be supplemented and/or amended, and references to the "Security Documents" shall mean all or any of them as the context so requires;

"Security Interest" means a mortgage, charge (whether fixed or floating) pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention or other distress, execution, attachment, arrangement or process of any kind having the effect of conferring security; and

"Security Period" means the period commencing on the date of this Deed and terminating upon discharge of the security created by the Security Documents by payment of all moneys payable thereunder.

1.2
For the purposes of this Deed an amount shall be deemed to be outstanding and to be due and payable to the Lender if the Lender is then entitled to demand payment of that amount, notwithstanding that it has not yet served a demand.

1.3	Words and expressions defined in the Loan Agreement shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.4	Clauses 1.1 and 1.2 of the Loan Agreement shall apply with any necessary modifications for the purposes of this Deed.

 2       Restrictions

2.1
During the Security Period the Owners shall not without the prior written consent of the Lender, assign or attempt to assign any right (present, future or contingent) relating to the Secured Property and the Owners irrevocably and unconditionally confirm to the Lender that no right (present, future or contingent) relating to the Secured Property shall be capable of being assigned to, or exercised by, a person other than the Owners without the Lender's prior written consent.

2.2	In this clause references to assignment includes the creation, or permitting to arise, of any form of beneficial interest or Security Interest and every other kind of disposition.

2.3	An act or transaction which is contrary to, or inconsistent with, this clause shall be void as regards the Lender.

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     3       First fixed charge

3.1
The Owners, with full title guarantee, hereby charge and agree to charge and release and agree to release to the Lender, as a continuing security for payment of the Outstanding Indebtedness, by way of first fixed charge, the Secured Property.

3.2
Upon the occurrence of an Event of Default the charge shall become enforceable and the Lender shall be entitled then or at any later time or times to appropriate all or any part of the Secured Property in or towards discharge of the then Outstanding Indebtedness or any part thereof, and may do so notwithstanding that any maturity date attached to any part or parts of the Secured Property may not yet have arrived.

3.3
A certificate signed by a director or other senior officer of the Lender and which states that on a specified date and (if the certificate also states this) at a specified time the Lender exercised its rights under this clause to appropriate a specified amount of Secured Property in the discharge of a specified amount of the Outstanding Indebtedness shall be conclusive evidence that:

3.3.1	the Lender's liabilities in respect of the specified amount of Secured Property; and

3.3.2	the specified amount of the Outstanding Indebtedness, were extinguished and discharged on the specified date and, if so stated, at the specified time.

 4       Further documentation etc.

   4.1        The Owners shall execute forthwith any document which the Lender may specify for the purpose of:

4.1.1	supplementing the rights which this Deed confers on the Lender in relation to the Secured Property; or

4.1.2	creating a mortgage of the Secured Property to replace or supplement the charge created in clause 3 above; or

4.1.3	registering or otherwise perfecting this Deed or any mortgage created under paragraph (b) above; or

4.1.4	ensuring or confirming the validity of anything done or to be done under this Deed.

4.2
The document shall be in the terms specified by the Lender and, in the case of a mortgage of the Secured Property, those terms may include a provision entitling the Lender, on or after an Event of Default, to appropriate, or otherwise deal with, the Secured Property for the purpose of discharging the Outstanding Indebtedness.

4.3
The Owners shall also forthwith do any act and execute any document (including a document which amends or replaces this Deed) which the Lender specifies for the purpose of enabling or assisting the Lender to comply, in relation to the Secured Property and/or the Outstanding Indebtedness, with any requirement (legally binding or not) applicable to the Lender and, in particular, the requirements of any banking supervisory authority with regard to netting of cash collateral.

4.4
For the purpose of securing performance of the Owners' obligations under clauses 4.1 to 4.3, each of the Owners by way of security irrevocably appoints the Lender as its attorney, on its behalf and in its name or otherwise to sign or execute any document which, in the opinion of the Lender, such Owner is obliged, or could be required, to sign or execute under any of the said clauses, which the Lender considers necessary or convenient for or in connection with any exercise or intended exercise of any rights which the Lender has under this Deed or for any other purpose connected with this Deed.

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4.5
The Lender may appoint any person or persons as its substitute under that power of attorney referred to in clause 4.4 and may also delegate its power under that power of attorney to any person or persons.

      5       Representations

5.1	The Owners jointly and severally represent and warrant to the Lender as follows:

5.1.1	each of the Owners is the sole legal and beneficial owner of the Secured Property owned by it and has good marketable title to it;

5.1.2	no third party has or will have any interest, right or claim of any kind in relation to any of the Secured Property;

5.1.3	the Owners have the corporate power, and have taken all necessary corporate action to authorise the execution of this Deed, the Loan Agreement and the Master Swap Agreement; and

5.1.4
nothing in this Deed will or might result in the Owners contravening any law or regulation which is now in force or which has been published but not yet brought into force or any contractual or other obligation which the Owners now have to a third party.

      6        Notices

6.1	Clause 16 (Notices and other matters) of the Loan Agreement should apply to this Deed mutatis mutandis as if references to the Loan Agreement were references to this Deed.

7         Supplemental

7.1	This Deed, including the charge created by clause 3, shall remain in force as a continuing security until the Security Period has ended.

7.2	The rights of the Lender under this Deed will not be discharged or prejudiced by:

7.2.1	any kind of amendment or supplement to the other Security Documents;

7.2.2
any arrangement or concession, including a rescheduling, which the Lender may make in relation to any of the Loan Agreement, the Master Swap Agreement and the other Security Documents, or any action by the Lender and/or the Owners and/or any other party thereto which is contrary to the terms of the Loan Agreement, the Master Swap Agreement and the other Security Documents;

7.2.3
any release or discharge, whether granted by the Lender or effected by the operation of any law, of all or any of the obligations of the Owners or any of them and/or any other party thereto under any of the Loan Agreement, the Master Swap Agreement and the other Security Documents;

7.2.4
any change in the ownership and/or control of the Owners or any of them and/or any other party thereto and/or merger, demerger or reorganisation involving the Owners or any of them and/or any other party thereto; or

7.2.5	any event or matter which is similar to, or connected with, any of the foregoing;

and the rights of the Lender under this Deed do not depend on the Loan Agreement, the Master Swap Agreement or any of the Security Documents being or remaining valid.

7.3
Nothing in this Deed excludes or restricts any right of counterclaim, set-off, right to net payments, or any other right or remedy which the Lender would have had other than under the general law, the Loan Agreement, the Master Swap Agreement and the Security Documents.

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7.4
The agreements, obligations and liabilities of the Owners herein contained are joint and several and shall be construed accordingly. Each of the Owners agrees and consents to be bound by this Deed notwithstanding that the other Owners which are intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Deed may be invalid or unenforceable against the other Owners, whether or not the deficiency is known to the Lender.

     8        Law and jurisdiction

  8.1        Law

        This Deed and any non-contractual obligations in connection with this Deed are governed by, and shall be construed in accordance with, English law.

  8.2         Submission to jurisdiction

For the benefit of the Lender, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed (including any non-contractual obligations connected with this Deed) may be brought in the English courts, or in the courts of any other country chosen by the Lender, each of which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). Each of the Owners irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Lender and irrevocably designates, appoints and empowers Riches Consulting at present of Little Coombe, Longfield Road, Dorking, Surrey RH4 3DE, England to receive, for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed). The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Owners or any of them in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Owners or any of them may have against the Lender arising out of or in connection with this Deed (including any non-contractual obligations connected with this Deed).

  8.3        Contracts (Rights of Third Parties) Act 1999

No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first above written.

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EXECUTED as a DEED by	) )
for and on behalf of	)
ANDROS MARINE INC.	)	Attorney-in-fact
in the presence of:	)

EXECUTED as a DEED by	) )
for and on behalf of	)
DILOS MARINE INC.	)	Attorney-in-fact
in the presence of:	)

EXECUTED as a DEED by	) )
for and on behalf of	)
IOS SHIPPING LTD	)	Attorney-in-fact
in the presence of:	)

SIGNED, SEALED and DELIVERED as a DEED by	) )
for and on behalf of	)
ANAFI SHIPPING (PTE.) LTD.	)	Attorney-in-fact
as Original Borrower in the presence of:	) )

______________________________________________
Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by	) )
for and on behalf of	)
AEGEAN VII SHIPPING LTD	)	Attorney-in-fact
in the presence of:	)

ACCEPTED by	) )
the duly authorised attorney of	)
THE ROYAL BANK OF SCOTLAND PLC	)	Attorney-in-fact
for it and on its behalf in the presence of:	) )

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Original Borrowers

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of each of the following corporations:	) )	/s/ Y. Koumbiadou
ANDROS MARINE INC. DILOS MARINE INC. IOS MARINE INC.	) ) )	Attorney-in-fact
as Original Borrowers in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

SIGNED, SEALED and DELIVERED as a DEED by Y. KOUMBIADOU	) )
for and on behalf of	)	/s/ Y. Koumbiadou
ANAFI SHIPPING (PTE.) LTD.	)	Attorney-in-fact
as Original Borrower in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN VII SHIPPING LTD	)	Attorney-in-fact
as Original Borrower in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

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New Borrower

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)	/s/ Y. Koumbiadou
IOS SHIPPING LTD	)	Attorney-in-fact
as New Borrower in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

Bank

EXECUTED as a DEED by D. KARALIS	)
for and on behalf of	)	/s/ D. Karalis
THE ROYAL BANK OF SCOTLAND PLC	)	Attorney-in-fact
as Bank in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

Relevant Parties

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN BUNKERING SERVICES INC.	)	Attorney-in-fact
as Manager in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

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EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)	/s/ Y. Koumbiadou
AEGEAN MARINE PETROLEUM NETWORK INC.	)	Attorney-in-fact
as Corporate Guarantor in the presence of:	) )

/s/ Pinelopi-Anna Miliou______________________
Witness
Name:  Pinelopi-Anna Miliou
Address: Norton Rose LLP, Athens
Occupation:  Solicitor

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